Exhibit 10.1

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

OFFICE LEASE

REFERENCE DATE: May 9th, 2011.

This Lease (this "Lease") is made and entered into by and between WCM HIGHLANDS II, LLC, a Washington limited liability company ("Landlord") and SEATTLE GENETICS, INC., a Delaware corporation ("Tenant").

1. BASIC TERMS.

This Section sets forth certain basic terms of this Lease for reference purposes. This Section is to be read in conjunction with the other provisions of this Lease and if there is any inconsistency between this Section and the other provisions of this Lease, this Section shall control.

Premises (see §2)		**Term (see §2)**	
Suite #	Entire RidgePoint Building	Lease Term (months)	84
Building Address	21717 30th Drive SE	Lease Commencement	7/1/2011
City	Bothell	Base Rent Commencement	4/1/2012
State	Washington	Lease Expiration	6/30/2018
Zip Code	98021	Renewal Options: See **§1A**	

Rentable Area (SF) (see §2)	Premises: First Floor	40,500
	Second Floor	40,500
	Total	81,000
Operating Expenses (see §5)	Tenant Share of Total	100%
Permitted Uses	Scientific research and development laboratory and general office uses, and no other	
Guarantors	None	

Rent (see §§4,9)	Start Date	End Date	Base Rent Per RSF/Yr	Base Rent Per Month
	7/1/2011	3/31/2012	$[*] Fully Abated	$[*] Fully Abated
	4/1/2012	6/30/2012	$[*]	$[*]
	7/1/2012	6/30/2013	$[*]	$[*]
	7/1/2013	6/30/2014	$[*]	$[*]
	7/1/2014	6/30/2015	$[*]	$[*]
	7/1/2015	6/30/2016	$[*]	$[*]
	7/1/2016	6/30/2017	$[*]	$[*]
	7/1/2017	6/30/2018	$[*]	$[*]

Utilities Start Date	Mutual execution and delivery of this Lease	
Full Share of Operating Expenses Start Date	July 1, 2011	
Prepaid Rent	$[*]	
Security Deposit	$[*]	
Brokers (see §18.3):	Company	Agents
For Tenant	Jones Lang LaSalle	Bob Mooney, Hans Kemp
For Landlord	Pacific Real Estate Partners	Daniel Seger, Mark Flippo

1

2/42 Addresses for Notices & Rent (see §18.1): Landlord: Name WCM Highlands II, LLC c/o Washington Capital Management, Inc. Address 1301 5th Avenue, Suite 1500 Seattle, WA 98101 Phone 206-382-0825 Fax 206-340-0142 Property Manager: GVA KIDDER MATHEWS Address 500 – 108th Avenue NE, Suite 2400 Bellevue, WA 98004 Phone 425-283-5778 Fax 425-283-5793 Rent Payments to be sent to: Name WCM HIGHLANDS II, LLC Address P.O. Box 34860 Seattle, WA 98124 Tenant Notice Address Prior to Commencement After Commencement Address 21823 30th Avenue SE At the Premises Bothell, WA 98021 Phone 425-527-4000 Fax 425-527-4109 Insurance – Parties to be named as Additional Insured (see §10.1): Landlord: WCM HIGHLANDS II, LLC Property Manager: GVA Kidder Mathews Lender/Mortgagee: None at this time WCM: Washington Capital Management, Inc. Exhibits. The following exhibits are a part of this Lease. EXHIBIT A Legal Description EXHIBIT B Intentionally Omitted EXHIBIT C Work Letter EXHIBIT D Rules and Regulations EXHIBIT E Tenant’s ERISA Certificate EXHIBIT F List of Equipment Tenant is Permitted to Remove EXHIBIT G Proposed Space Plan EXHIBIT H Disclosure of Hazardous Materials 2

3/42 1A. Special Lease Terms, if any. The following additional Lease terms shall apply. To the extent of any inconsistency between this Section 1A and the other provisions of the Lease, this Section 1A shall control. Required Delivery Condition. Landlord shall deliver possession of the Premises to Tenant following mutual execution of this Lease in AS-IS condition except that Landlord will spend up to $[ * ] (the “Repair Fund”) on repairs to building systems and structures previously identified by Tenant, specifically, repairs to the [ * ]. Abatement of Tenant’s Share of Operating Expenses. Notwithstanding the provisions of Section 5, during the period from mutual execution of this Lease through [ * ], Tenant’s share of Operating Expenses shall be abated and Tenant shall pay only for utilities provided to the Premises commencing on the date of mutual execution and delivery of this Lease. Cap on Management Fee. The management fee included in Operating Expenses shall not exceed [ * ]% of net rental income of the Building. Janitorial Services. Tenant shall separately contract and pay for all janitorial services to the Premises and shall cause such services to be provided to the standard customary in a first class office building. Audit Rights. Landlord shall permit Tenant the right, once per operating year, to audit Landlord’s operating statement showing Tenant’s Share of the Operating Expenses for the year. The cost of such audit shall be paid by Tenant unless the audit shows that Landlord has misstated Tenant’s Share of the Operating Expenses by more than five percent, in which case Landlord shall pay all reasonable costs of audit; provided, however, that the audit not be performed on a “contingency” basis or other basis under which the auditor is paid a share of any cost discrepancy discovered. Options to Extend. Provided that Tenant is not in default after receipt of notice and expiration of any applicable cure period at the time of exercise or at commencement of the Option Term (unless the default is cured within any applicable cure period), and provided that Tenant has not failed to pay Base Rent when due under this Lease [ * ] during the prior [ * ], regardless of whether that default was cured within the applicable cure period, then Tenant shall have [ * ] options to extend the Lease Term (each, an “Extension Option”) for a period of [ * ] (each an “Option Term”) each, upon the same terms and conditions as are set forth in the Lease, except that Base Rent shall be adjusted as described below and the provisions of this Lease regarding Base Rent, abatement of Base Rent and abatement of Tenant’s Share of Operating Expenses, TI Allowance, Lobby Area Allowance and space planning allowance shall not be applicable. The Extension Options shall be exercised, if at all, by written notice to Landlord at least [ * ] prior to the expiration of the then existing Term. The Extension Options are personal to Tenant (except they may be transferred in connection with related party transfers addressed below in this Section 1.A) and may not be exercised by any other assignee or sublessee and may not be exercised during any period that the entire Premises is subleased out by Tenant (unless to a related party as set forth below). The exercise of each Extension Option shall extend the Lease for the entire Premises. Extension Rent. If Tenant exercises an Extension Option, the Base Rent schedule for the Option Term shall be equal to the then Fair Market Rent including a fair market rate of escalation during the Option Term. As used herein “Fair Market Rent” shall mean the market rent for a [ * ]. Fair Market Rent shall take into consideration, the improvements paid for by Landlord via the TI Allowance and the Lobby Area Allowance. Fair Market Rent shall not take into consideration the value of any tenant improvements paid for solely by Tenant except that it shall include the portion of the tenant improvements paid for by Tenant which represent the dollar value of the abated Base Rent. If there are not five comparable leases of similar size leased spaces in the Canyon Park/Bothell submarket, the market shall be expanded to include the greater Redmond/Kirkland market, as adjusted to reflect the Canyon 3

4/42 Park/Bothell submarket. Tenant’s estimate of the Fair Market Rent shall be included with Tenant’s option exercise notice. Landlord shall give Tenant notice of Landlord’s estimate of the Fair Market Rent within [ * ] days after receipt of Tenant’s notice and thereafter the parties shall use good faith efforts to reach agreement on the Base Rent schedule for the Option Term within [ * ] after receipt of Landlord’s estimate. If the parties do not reach agreement on the Fair Market Rent within [ * ], then each party shall select a real estate appraiser with an MAI designation and at least [ * ] full-time commercial real estate appraisal experience in the office/high-tech industrial market (including laboratory space) in the Bothell/Canyon Park area and those two appraisers shall meet and work in good faith to reach agreement on the Fair Market Rent. If they reach agreement, then their decision shall be binding on the parties. If the two appraisers aren’t able to reach agreement within [ * ] after their selection, then the first two appraisers shall (a) put in writing their determination of the Fair Market Rent (the “Landlord’s Rent Proposal” and the “Tenant’s Rent Proposal”, respectively), and (b) jointly select a third appraiser with the qualifications described above. Within [ * ] after the selection of the third appraiser, the third appraiser shall determine which of the first two appraiser’s determinations most closely approximates what the third appraiser believes to be the Fair Market Rent. The Fair Market Rent established by the third appraiser shall be determined no later than [ * ] after engagement and shall be binding on the parties. Each party shall pay the cost of its appraiser and half the cost of the third appraiser. Early Entry for Construction. Commencing upon mutual execution of this Lease, Tenant may enter the Premises to construct Tenant’s Work (as defined in Section 2.5) in accordance with the Work Letter attached as Exhibit C to this Lease. During such early entry period, all the provisions of the Lease shall apply other than the payment of Base Rent and Tenant’s Share of Operating Expenses, however, Tenant shall pay all utilities and any costs directly related to construction and occurring during the construction period until the Commencement Date. Related Party Transfers. Notwithstanding the provisions of Section 11.1, Tenant shall not be required to obtain Landlord’s consent to assign the Lease to (i) a company wholly owned by Tenant, or (ii) a company under common control with Tenant, or (iii) a company that acquires Tenant or into which Tenant is merged [ * ] (a) [ * ], (b) a description of the proposed use of the Premises by the Transferee, (c) a summary of the terms of the proposed Transfer, (d) past three years plus current financial statements, if not publicly available, and the most recent filed federal income tax return of the proposed Transferee, and (e) a summary of the proposed Transfer documents all prior to the effective date of the assignment unless such transaction has not been made public and in that case, within [ * ] after such public announcement. Notwithstanding any other provision of this Lease, a public offering, sale or transfer of equity in the Tenant entity, whether characterized as common or preferred stock or any other ownership interest conducted in accordance with Securities Act of 1933, as amended, shall not require Landlord’s consent pursuant to this Section. No such assignment shall release Tenant from its obligations hereunder except in the case of a merger or acquisition in which Tenant is not the surviving entity. Sections 11.1, 11.5, 11.6 and 11.7 shall not apply to transfers permitted under this paragraph where Landlord’s consent is not required. Exterior Building Signage. Subject to City of Bothell rules and regulations, Canyon Park Business Owners Association Covenants and approvals and Landlord’s reasonable approval, Tenant shall have the right to a sign on the Building façade at Tenant’s expense. Tenant shall have the right to select the exterior signage size, design and application subject to local codes, the Canyon Park Business Owners Association Covenants and approvals, published sign criteria and Landlord’s reasonable approval. Any exterior sign shall be located on the portion of the Building leased by Tenant. Prior to expiration or termination of this Lease, Tenant shall remove the sign and repair the installation area so that the function and appearance of the affected area is indistinguishable from the surrounding area (including removal of adhesive materials, patching and painting (if requested) the area to achieve such condition and appearance). Landlord shall be entitled to post signage on the Building exterior and elsewhere on the Project offering any available space in the Building for lease or sale and will work with Tenant to minimize the impact to Tenant in marketing such space. 4

5/42 Tenant Improvements; TI Allowance. Subject to and in accordance with the detailed provisions set forth in the Work Letter, Landlord agrees to provide a tenant improvement allowance of up to $[ * ] per rentable square foot (the “TI Allowance”) to be applied toward the construction of improvements which are part of Tenant’s Work, as reasonably approved by Landlord, including a [ * ]. Lobby Area Upgrades and Lobby Area Allowance. Subject to and in accordance with the detailed provisions set forth in the Work Letter, Landlord shall also provide an additional allowance of $[ * ] (“Lobby Area Allowance”) for Landlord approved improvements to the core of the Building and the general area of the first floor of the Building which would be shared during periods that the Building is occupied by multiple tenants, including the [ * ] (“Lobby Area Upgrades”), all such items to be included in the Approved Final Plans. Specialized Equipment. With Landlord approval, Tenant shall have the right to install (but shall not have the right to have the TI Allowance apply to) specialized improvements and equipment necessary for the operation of its intended use, including but not limited to, glass wash, autoclave, purified water system, central vacuum, nitrogen gas, fume hoods, cold rooms, warm rooms, freezers, and NMR, emergency generator and security systems. Any such items paid for solely by Tenant, and not by application of the TI Allowance, shall remain the property of Tenant and may be removed at the end of the Term, as it may be extended, so long as Tenant fully repairs and restores any affected portion of the Premises. The cost of the foregoing equipment shall not be included in the calculation of the amounts funded by Tenant under Section F.4. of the Work Letter. Potential Reduction in TI Allowance. The TI Allowance is subject to reduction if Tenant does not fund its required amounts of Eligible Costs as further described in Section F.4. of the Work Letter. Space Plan. Landlord and Tenant have agreed to the proposed space plan attached hereto as Exhibit G, which provides some information on the planned tenant improvements to the second floor of the Premises and Lobby Area Upgrades. Such proposed space plan and all details of such work shall be finalized and the Approved Final Plans described in the Work Letter. Bidding and Approval of Contractor and Architect. Tenant shall competitively bid the costs of construction and select its own architect and union contractors and subcontractors. Such architect and union contractors/subcontractors must be reasonably approved by Landlord. The parties hereby agree that Stock and Associates, Lease Crutcher Lewis, and GLY are acceptable architects and contractors, as the case may be. Tenant shall have the right to contract directly with the general contractor and all vendors and subcontractors. Removal of Improvements. At the time Landlord approves Tenant’s Work (as described in the “Approved Final Plans” in the Work Letter), Landlord will notify Tenant whether it will be required to remove any specialized improvements shown in those plans and restore the affected space upon vacating. If Landlord does not notify Tenant at such time, it shall be assumed that Landlord requires Tenant’s removal of such improvements. Upon expiration of the Lease or earlier termination of the Lease, Tenant shall have the right to remove its fixed equipment not funded by the TI Allowance (equipment paid for and installed by Tenant) and any other mutually agreed equipment. Exhibit F hereof is a list of equipment Tenant is permitted to remove at the end of the Term as of the date of this Lease. Tenant shall repair all damage to the Premises associated with the removal of such equipment, reasonable wear and tear excepted. Landlord’s consent, not to be unreasonably withheld, conditioned or delayed, is required to amend Exhibit F including listing any additional improvements. Restoration of First Floor Common Areas. Prior to Tenant’s surrender of the Premises to Landlord, Tenant, at Tenant’s expense, shall install a second set of restrooms on the first floor comparable to the then existing restrooms and will reconfigure the front entry area appropriate for multi-tenant use, in accordance with plans and specifications to be approved by Landlord. 5

6/42 Hazardous Materials Storage. Tenant shall be permitted to have secured areas within the Premises and a secured area outside the Building for the storage of Hazardous Materials subject to Landlord’s approval of all aspects of such storage areas and subject to strict compliance with Section 17 below, including but not limited to any applicable federal, state or local laws, regulations or codes referenced therein. Parking; Bike Shelter. Tenant shall have the right to use the parking areas on the Project free of charge throughout the Lease Term and any extensions thereof. Tenant shall have the right to construct a bicycle shelter near the rear of the Building in one of the parking stalls in a mutually agreeable location of the parking lot at no additional charge; provided, however, that the installation of such bicycle shelter shall not violate any zoning regulation, permit condition, or other use restriction applicable to the Project (defined in Section 2.1). Generator. Tenant shall have the right to place a generator for stand-by power in a mutually agreeable location of the parking lot at no additional charge provided, however, that the installation of shall not violate any zoning regulation, permit condition, or other restriction applicable to the Project. The pad shall be constructed by Tenant in accordance with plans approved in advance by Landlord, which plans shall including fencing and such curbing as is necessary to contain any fuel spill. Tenant may install on the pad a backup generator and fuel tank (collectively, the “Generator”), the make, model and design of which shall be subject to Landlord’s prior approval, which shall not be unreasonably withheld. To the extent that details of the Generator, pad and other matters related to the Generator are included in the Approved Final Plans, those details shall be approved at the same time as the balance of the Approved Final Plans. The design and operation of the Generator and pad shall be such as to avoid material interference with others. The Generator shall be used only for backup power and may not be used as a primary power source, nor may it be used by any other party. The Generator and pad shall be subject to all the terms of this Lease, including but not limited to Sections 8.3, 10, and 17, provided only that the square footage of the Generator pad shall not be included in the calculation of the area of the Premises. All costs of maintenance, repairs, upgrades, licenses or other expenses arising directly or proximately from the Generator shall be borne by Tenant. Upon expiration or earlier termination of the Lease, Tenant shall remove all improvements and equipment from the Generator pad and shall provide such studies or other information as is necessary to demonstrate to Landlord’s reasonable satisfaction that there has been no environmental contamination as a result of the storage and operation of the Generator and the fuel tank. At the election of Landlord provided no later than [ * ] before expiration of the Lease, Tenant shall be required to remove the Generator pad and shall restore the area to a clean, paved condition. Failure of Tenant to remove all improvements and equipment from the Generator pad and restore same to the extent directed by Landlord shall be deemed a holdover of the entire Premises until such removal is complete. Broker Commissions. All parties recognize that Jones Lang LaSalle represented Tenant in the Lease negotiations and that Pacific Real Estate Partners represented the Landlord. Landlord shall pay a market standard real estate commission to Jones Lang LaSalle in the amount of $[ * ] for Years [ * ] of the Lease and in the amount of $[ * ] for Years [ * ] of the Lease, for a total commission of $[ * ]. No commission shall be paid for any rent abatement periods under the Lease or any extension terms. The terms and conditions of the commission shall be confirmed in a separate commission agreement between Landlord and Jones Lange LaSalle, upon terms and conditions acceptable to Landlord. Payment of the commission shall be 50% upon mutual execution of this Lease and [ * ]% upon the Commencement Date. Pacific Real Estate Partners compensation shall be pursuant to its listing agreement with Landlord. Security Deposit in Investment Account. Tenant shall be allowed to place the Security Deposit in an investment account with a third party mutually agreed upon by the parties, which shall include Kunath, Karren, Rinne & Atkin, Inc. so long as the documentation is comparable to the documentation required by the landlord on Tenant’s lease at 21823 30th Avenue SE and Tenant pays all of Landlord’s out of pocket expenses in connection with such documentation. All earnings on the Security Deposit shall accrue to the benefit of Tenant and shall be added to the Security Deposit and returned to Tenant upon expiration or termination of the Lease unless Tenant is in default at the expiration or termination of the Lease, in which case such amount shall be held until such default has been cured. 6

7/42 See also: Section 17 regarding Hazardous Materials. Landlord Repair Default. If Landlord is in default under this Lease for failing to make a required repair and if such failure results in a portion of the Premises to not be useable for a period of time during such default, the Rent shall abate on that unusable portion of the Premises for the period of the default. 7

8/42 2. PREMISES 2.1. Premises. The “Premises” shall be all of the area in the Building. The Building is located on the real property described in Exhibit A (together with all improvements thereon, the “Project”). Landlord hereby leases the Premises to Tenant on the terms of this Lease, but reserving to Landlord, the right to install, maintain, use, repair, relocate and replace stacks, pipes, ducts, conduits, wire and utilities leading through the Premises in locations which do not materially interfere with Tenant’s use thereof. Tenant shall have access 24 hours per day, subject to closures for emergencies, repairs, similar matters and matters outside Landlord’s control; provided, that such closures shall be appropriate for the specific matter and limited only to the space and time reasonably required to handle such matter. 2.2. Roof and Exterior Areas. Tenant shall not store anything outside the Premises, including equipment or materials, except as expressly permitted in this Lease (for example, the Generator) and except for bicycles and company passenger vehicles located in a mutually agreeable location. Subject to any specific access provisions elsewhere in this Lease, Tenant shall not permit any employee, contractor or guest onto the roof of the Building. 2.3 Parking. Landlord grants to Tenant and Tenant’s employees and invitees during the term of this Lease, a license to use the parking areas on the Project, at no additional charge, for the parking of motor vehicles, for use for bicycle parking, the Generator Pad and outside Hazardous Materials storage during the term of this Lease. Landlord reserves the right at any time to grant use rights to others to the extent not inconsistent with Tenant’s above uses, to promulgate rules and regulations relating to the use of such parking areas, including changing the parking layout, and establishing reasonable time limits on parking, so long as such changes do not affect the number of stalls provided Tenant pursuant to the license above. Tenant shall be responsible for meeting any carpool/vanpool or other transportation obligations regarding its employees. Overnight parking for Tenant’s employees and agents shall be managed by Tenant in accordance with and subject to Landlord’s property manager’s policies and procedures for overnight parking. Landlord is not responsible for any theft of or damage to vehicles or their contents. 2.4 Acceptance of Condition. Landlord shall deliver possession of the Premises to Tenant following mutual execution of this Lease in the condition described in the paragraph in Section 1A entitled Required Delivery Condition. Subject to delivery in compliance with that paragraph, Tenant accepts the Premises in its condition as of the execution of the Lease, subject to all recorded matters, laws, ordinances, and governmental regulations. Tenant (a) acknowledges that neither Landlord nor any agent of Landlord has made any representation as to the condition of the Premises or the suitability of the Premises for Tenant’s intended use, and (b) warrants that Tenant has made its own inspection of and inquiry regarding the condition of the Premises and is not relying on any representations of Landlord or any broker with respect thereto, except as expressly set forth in this Lease, if any. By taking possession of the Premises, Tenant shall be deemed to have accepted the current condition of the Premises, subject to Landlord’s obligations described in Required Delivery Condition, and any alleged defects or deficiencies are waived. 2.5 Tenant’s Work. All initial improvements to the Premises, including Lobby Area Upgrades, are referred to as “Tenant’s Work” and shall be governed by Exhibit C. 2.6 Rules and Regulations. Tenant shall comply with the Rules and Regulations established by Landlord from time to time for the Project. The current Rules and Regulations are attached as Exhibit D. Notwithstanding anything to the contrary contained in this Lease or any Rule or Regulation, in the event of any direct conflict between the Rules and Regulations and the terms of this Lease, this Lease shall govern. 8

9/42 3. LEASE TERM The term of this Lease (the “Term”) shall commence (the “Commencement Date”) on July 1, 2011. If requested by Landlord, Tenant will sign an acknowledgement of the Commencement Date, the date(s) that Tenant’s payments of Base Rent and Tenant’s Share of Operating Expenses occur, and related information. 4. BASE RENT Commencing on April 1, 2012, and continuing on the first day of each month thereafter, Tenant shall pay Landlord the Base Rent stated in Section 1, in advance, without offset, deduction or demand. The Base Rent shall be paid to the address specified by Landlord. All charges payable by Tenant other than Base Rent are “Additional Rent”. Unless this Lease provides otherwise, Tenant shall pay all Additional Rent then due with the next monthly installment of Base Rent. The term “Rent” means Base Rent and Additional Rent. Rent for any partial month shall be prorated and the Base Rent for April1, 2012 shall be paid on execution of this Lease by Tenant. Landlord shall have all of the same remedies for Tenant’s failure to pay Additional Rent as for failure to pay Base Rent. 5. ADDITIONAL RENT 5.1 Tenant’s Share of Operating Expenses. Commencing on July 1, 2011, Tenant shall pay Landlord each year Tenant’s Share of Operating Expenses for that year, prorated for any partial year in the Term. Each year, Landlord shall give Tenant written notice of the estimated amount and on first day of each month Tenant shall pay Landlord 1/12th of the annual estimate. Landlord may revise its estimate during the year with subsequent payments based upon the revised estimate. After the close of each year, Landlord will provide a statement showing Tenant’s Share of Operating Expenses for such year, the payments made during the year and any balance due or credit owing. Landlord will use commercially reasonable efforts to provide the statement within [ * ] after the end of the year. Tenant shall pay any balance owing within [ * ] after receipt of the statement, and any credit due Tenant shall be credited to Tenant’s next monthly estimated payment or if the Lease has terminated or expired, it shall be promptly refunded to Tenant. 5.2 Operating Expenses Definitions. The following terms shall have the following meanings: Operating Expenses. “Operating Expenses” shall mean all costs incurred by Landlord in connection with the Project including insurance, utilities, Real Property Taxes, Project Work (Section 7.2), repairs, operation, maintenance and replacements, management fees and including amortization of capitalized items over the useful life of such items in accordance with generally accepted accounting principles with interest at the Prime Rate published by the Wall Street Journal (the “Prime Rate”) plus [ * ]% per annum. Notwithstanding anything to the contrary contained in this Lease, the following shall not be included within Operating Expenses: Leasing commissions, attorneys’ fees, and other expenses incurred in connection with negotiations or disputes with tenants, or in connection with leasing, renovating, or improving space for tenants or other occupants or prospective tenants or other occupants of the Project. The cost of any special service provided to any tenant (including Tenant) for which a separate charge is made. Any depreciation on the Project. 9

10/42 Except for the amortized portion thereof (using the useful life of a given capital item and interest at the Prime Rate plus [ * ]% per annum), costs of a capital nature, including but not limited to capital improvements and alterations, capitalized equipment, capital repairs, as determined in accordance with generally accepted accounting principles. Overhead profit increments paid to Landlord’s subsidiaries or affiliates for management or other services on or to the building or for supplies or other materials to the extent that the cost of the services, supplies, or materials exceeds the cost that would have been paid had the services, supplies, or materials been provided by unaffiliated parties on a competitive basis. All interest, loan fees, and other carrying costs related to any mortgage or deed of trust or related to any capital item, and all rental and other payable due under any ground or underlying lease. Advertising and promotional expenditures. Costs of repairs and other work occasioned by fire, windstorm or other casualty of an insurable nature to the extent Landlord has received insurance proceeds to pay for the repairs. Any costs, fines, or penalties incurred due to violations by Landlord of any governmental rule or authority, this Lease or any other lease in the Project. Management fees in excess of [ * ]% of net rental income from the Project. The cost of correcting any building code or other violations which were violations prior to the Commencement Date of this Lease. The cost of containing, removing, or otherwise remediating any contamination of the Project (including the underlying land and ground water) by any toxic or Hazardous Materials where such contamination was pre-existing on the Commencement Date and was not caused by Tenant Parties (defined in Section 10.3). Costs for sculpture, paintings, or other objects of art. Wages, salaries, or other compensation paid to any executive employees above the grade of project manager. If the Wall Street Journal ceases publishing a Prime Rate, then the Prime Rate announced by Bank of America, or its successors shall be used. R eal Property Taxes: “Real Property Taxes” shall mean all current and future taxes, governmental charges and assessments (including local and special improvement districts) levied on the Project, or any improvements, fixtures and equipment and all other property of Landlord, real or personal, used in the operation of the Project; any taxes in addition to or in lieu of, in whole or in part, such taxes; any tax upon leasing or rents of the Project, including any sales or use taxes; any other governmental charge such as payments for transit or environmental facilities; and all costs and expenses incurred by Landlord in connection with the attempt to reduce any of the foregoing, whether by negotiation or contest but excluding any taxes assessed directly against Tenant, which shall be paid by Tenant. If the present method of taxation changes so that in lieu of or in addition to the whole or any part of any Real Property Taxes, there is levied on Landlord a tax directly on rents or a franchise tax, assessment, or charge based, in whole or in part, upon such rents or revenues, including any business and occupation tax to the extent specifically applied to the revenues of the Project, then all such taxes, assessments, or charges, or the part thereof so based, shall be deemed to be included within the term “Real Property Taxes” for purposes 10

11/42 hereof. Real Property Taxes shall not include any franchise or state income tax, estate tax, or other similar tax, and shall not include any late payment penalties if Tenant has paid the amounts due under Section 5.1 as and when due. 5.3. Intentionally Omitted. 5.4 Utilities. Tenant shall pay the cost of all utilities provided to the Premises. Prior to the date Tenant commences any construction work in the Premises, Tenant shall arrange for all utilities services from the applicable supplier. 5.5 Net Lease. This Lease and the Base Rent are intended to be fully net of expenses incurred by Landlord in connection with the Project, except as expressly set forth in this Lease. 6. USE; TENANT’S OPERATIONS 6.1 Permitted Uses. Tenant may use the Premises only for the Permitted Uses set forth in Section 1. Tenant shall not cause or permit the Premises to be used in any way which (a) violates any applicable governmental regulations, (b) annoys or interferes with the rights of others or Landlord, (c) constitutes a nuisance or waste, or (d) adversely impacts insurance. Tenant shall not conduct or permit any auctions or sheriff’s sales at the Premises or within the Premises, except for sales related to equipment funded solely by Tenant if Landlord consents in writing to same, or permit any portion of the Premises to be used for a “call center,” any other telemarketing use, or any credit processing use. 6.2 Signs/Auctions. So long as Tenant occupies the Premises, Tenant shall have the right to have its business name displayed on any reader board located in the Project lobby and/or in the elevator lobby on Tenant’s floor, and immediately outside the Premises, all in the Project standard size, typeface, materials and locations, as determined by Landlord. Tenant shall not place any other signs on the Premises or Project or within the Premises and visible from the exterior of the Premises without Landlord’s prior written consent. If Landlord has previously approved any signage, it must be shown on a Rider or Exhibit to this Lease, initialed by Landlord. Any details of Tenant’s signage included in the Approved Final Plans shall be considered approved when Landlord approves the Approved Final Plans. 6.3 Building Penetrations. Tenant shall not make any penetrations in the Building (roof, walls, foundations, etc.) without Landlord’s prior written consent, which consent shall not be unreasonably withheld. If Tenant is permitted to penetrate the Building, the consent shall be subject to Landlord’s conditions, including (a) Landlord’s approval of plans and specifications for the penetration and the contractor to perform it, (b) arrangements to insure that the penetration will not adversely affect any warranty, (c) Tenant’s agreement to reimburse Landlord for costs incurred in connection with any later problems which develop with the penetrated area, and (d) Tenant’s agreement to remove the equipment before the end of the Lease and completely seal the penetration to Landlord’s satisfaction and in compliance with any applicable warranty. In addition, depending on the seriousness of the penetration, Landlord may require Tenant to post a deposit to guarantee Tenant’s performance. To the extent that details of any penetrations are included in the Approved Final Plans, those details shall be approved at the same time as the balance of the Approved Final Plans and Tenant shall be responsible for insuring that the penetrations do not adversely affect any Landlord warranties and for costs in connection with any later problems which develop with the penetrated areas as well as the obligation to remove and re-seal the penetration unless Landlord agrees to allow the penetration to remain. If Tenant penetrates the building without Landlord’s written consent or violates the terms of the consent, Tenant shall be in default hereunder until and unless Tenant repairs such penetration to its pre-existing condition and if not done to Landlord’s satisfaction, Landlord may repair such penetration and Tenant shall reimburse Landlord for all costs related thereto. 11

12/42 6.4 Telecommunications Services. 6.4.1 Tenant. Tenant, at its expense, shall arrange for all telecommunications services desired by Tenant. Landlord will have no responsibility for the maintenance of Tenant’s telecommunications equipment and/or wiring (“Telecom Facilities”), or for any infrastructure to which it is connected. Landlord may include in Operating Expenses, or may charge Tenant the portion of all costs attributable to Tenant, in which case Tenant may apply the TI Allowance to such costs, in connection with: constructing and/or installing additional risers, conduit or equipment rooms to accommodate Tenant’s Telecom Facilities; providing cable pair assignments; computer equipment and/or software for maintaining records of line connections; third party cable management fees; fees of any consulting engineers or other experts Landlord engages for the effective management of Telecom Facilities or Tenant’s compliance with this Section 6.4. 6.4.2 Telecom Problems. Landlord will have no responsibility for any claims, costs or damages (“Telecom Claims”) in connection with, and Landlord does not warrant that Tenant’s use of its Telecom Facilities will be free from all of the following (collectively, “Line Problems”): (a) any shortages, failures, variations, interruption caused by (i) any failure of the environmental conditions or the power supply for the Building to conform to any requirements for Tenant’s Telecom Facilities, or (ii) any other problems associated with any of Tenant’s Telecom Facilities; (b) any failure of any Telecom Facilities to satisfy Tenant’s requirements; or (c) any eavesdropping or wire-tapping by unauthorized parties. The occurrence of any Line Problems shall not be considered an actual or constructive eviction of Tenant or relieve Tenant from performance of Tenant’s obligations under this Lease. Notwithstanding the foregoing, if Tenant’s equipment is damaged by the gross negligence or willful misconduct of Landlord (but not including Landlord’s agents), Landlord will reimburse Tenant for the cost of the damage not to exceed the lesser of $[ * ] or the amount of Tenant’s applicable property insurance deductible. 6.4.3 EMF. If Tenant’s Telecom Facilities create an electromagnetic field exceeding radiation limits permitted by FCC regulations, as now or hereafter amended (“FCC Regs”), Landlord may require Tenant to take any and all steps necessary to reduce radiation to levels permitted by the FCC Regs. Tenant will indemnify and hold Landlord harmless from all liability, costs and damages arising out of Tenant’s electromagnetic emissions, including any failure of Landlord to take any action in connection with such emissions. If Tenant’s Telecom Facilities and other Telecom Facilities located in the Project together exceed the radiation limits permitted by FCC Regs, Tenant will pay its share, as reasonably determined by Landlord, of all costs associated with safety measures taken by Landlord. 6.4.4 Alternative Provider. If Tenant wishes to utilize the services of a telecommunications provider whose equipment is not servicing the Building (an “Alternate Provider”), Tenant shall notify Landlord of the name of the Alternate Provider, the type of service to be provided, the equipment Alternate Provider wishes to install in the Building and any other information that Landlord reasonably requests. No Alternate Provider may install any equipment in the Building until Landlord has given its written consent, not to be unreasonably withheld. Landlord may require that the following conditions be met: (a) the Alternate Provider entering into a written agreement reasonably satisfactory to Landlord with all terms and conditions of the Alternate Provider’s access to the Project; (b) Landlord will incur no expense, including for installation, maintenance and service; (c) Landlord’s right to approve the location, plans and installation of all equipment and wiring; (d) before commencing any work in or about the Project, the Alternate Provider (1) supplies Landlord with indemnities, evidence of insurance, financial statements and other information Landlord deems reasonably necessary; and (2) agrees to abide by rules Landlord deems reasonably necessary to protect the Project and the interests of the other tenants; (e) Landlord has reasonably determined that there is sufficient roof, riser, conduit and/or equipment space for the Alternate Provider’s equipment and cabling; (f) the Alternate Provider is licensed, qualified to do business in the state where the Premises is located and has sufficient experience and financial strength to perform its obligations; and (g) the Alternate Provider agrees to compensate Landlord in the amount 12

13/42 reasonably determined by Landlord for the space used in the Building, unless this space is included in the Premises, and all costs that Landlord may incur in Alternate Provider’s equipment within the Building. The provisions of this Section may be enforced solely by Tenant and Landlord. No telephone or telecommunications provider shall be deemed a third party beneficiary of Section 6.4. 6.5 Compliance/Permits. Tenant shall obtain and pay for all permits related to its business and/or its specific use of the Premises. At its expense, Tenant shall comply with all laws, orders, ordinances and regulations of federal, state or other governmental authorities and with any direction made pursuant to law of any public officer with respect to the Premises or the use thereof, including any obligation to make alterations in the Premises required as a condition of Tenant’s use or occupancy. 7. MAINTENANCE AND REPAIRS/LANDLORD SERVICES 7.1 Tenant’s Repairs. Except as provided in Section 1A (Special Lease Terms), Section 7.2 (Landlord’s Obligations), Section 12 (Damage or Destruction), and Section 13 (Condemnation), Tenant shall keep and maintain all portions of the Premises in good order, condition and repair, including, interior and exterior doors and windows, floors, lighting (including bulbs) and all fixtures and equipment in the Premises as well as Tenant’s generator and bike storage. Tenant’s repair and maintenance responsibility shall include replacement of equipment and components which are Tenant’s responsibility to maintain and repair and which can no longer be brought into good operating condition with repairs. If any part of the Project is damaged by any act or omission of Tenant, its agents, employees or invitees, Tenant shall pay the cost of repairing or replacing the damage. Tenant shall maintain the portions of the Premises which Tenant is obligated to maintain in an attractive and fully operative condition. 7.2 Landlord’s Obligations. Landlord shall be responsible for the maintenance and repairs to the exterior (the exterior of the Building as well as the improvements to the portions of the Project outside the Building) and structural portions of the Building as well as those portions of the building systems which Landlord from time to time elects to control the maintenance and repairs on (the “Project Work”). Landlord agrees to maintain its portion of the Project in a manner consistent with a high quality building within the Canyon Park/Bothell area in an attractive and fully operative condition. Project Work shall include the repair, maintenance and replacement of the roof and roof membrane, life safety, electrical, plumbing and other mechanical systems to the extent that Landlord elects to control such maintenance and repairs. If any Project Work is necessitated due to damage caused by Tenant, its agents or employees, Landlord may require Tenant to pay the cost of that work within [ * ] of receipt by Tenant of the invoice to the extent such cost is not covered by insurance carried by Landlord. Tenant waives the benefit of any present or future law which might give Tenant the right to repair the Premises at Landlord’s expense or to terminate the Lease due to the condition of the Premises. 7.3 Basic Services. Tenant shall arrange directly with the provider for all utilities to the Premises and shall pay the costs as and when due. Landlord may provide such security for the portions of the Project outside the Premises as it deems appropriate. Tenant shall provide security against unauthorized entry into the Building. Landlord shall not be liable to Tenant for injury to its agents, employees, customers or invitees, or for losses due to theft or burglary, or for damages done by unauthorized persons. 7.4 Intentionally Omitted. 7.5 Interruption of Service. Landlord does not warrant that any utilities or services will be free from interruption including by reason of accident, repairs, alterations, or other causes. No utility interruption shall be deemed an eviction or disturbance of Tenant, or render Landlord liable to Tenant for damages or relieve Tenant from the full and complete performance of all of Tenant’s obligations under this Lease; provided only that to the extent casualty damage renders the Premises untenantable, and loss of rents arising therefrom are covered by rental interruption insurance carried by Landlord, then and to that extent, rental on the Premises shall abate in the proportion that the portion of the Premises rendered untenantable bears to the total Premises. 13

14/42 8. ALTERATIONS 8.1 Alterations Procedures. Also see Section 1.A. Following any work performed pursuant to Exhibit C, Tenant shall not make any alterations to the Premises without Landlord’s prior written consent, which shall not be unreasonably withheld so long as the alterations do not affect the structure, the exterior appearance of the Building or the Building systems. Landlord may condition its consent on various matters, including Tenant agreeing to remove the alterations and repair any resulting damage on Lease termination at Tenant’s cost, Tenant posting security for the estimated removal/repair cost, paying a construction management fee to Landlord or its agent, Landlord’s approval of the plans and specifications for the work, and use of union-affiliated contractors and subcontractors. Landlord may require Tenant to provide commercially reasonable lien waivers prior to commencement of the work. All alterations, additions, and improvements shall be done in a good and workmanlike manner, in conformity with all applicable laws and regulations, and by a contractor approved by Landlord. Landlord’s approval of the contractor shall not be unreasonably withheld so long as the contractor or person selected by Tenant to make the alterations and all subcontractors are signatory and in good standing with local unions (Landlord will work with Tenant to identify qualifying contractors and subcontractors and shall only grant an exemption to this requirement if no qualified contractor or subcontractor is available after diligent research). Upon completion of any such work, Tenant shall provide Landlord with “as built” plans, copies of all construction permits, contracts and approvals, and proof of payment for all labor and materials. Notwithstanding the above, Landlord’s consent shall not be required, but Tenant shall notify Landlord at least [ * ] days in advance for alterations not affecting building systems or building structure or exterior and costing less than $[ * ] per alteration or $[ * ] aggregate per year. The parties specifically agree that change in the location and configurations of cubicles are not considered alternations. At the time of requesting Landlord’s consent to alterations (or at the time of notice of Landlord’s consent is not required), Tenant may request that Landlord elect whether to require Tenant to remove such improvement or alteration upon expiration or termination of the Lease, and Landlord shall make such election at the time of granting consent or within [ * ] days of request if consent is not required. If Landlord fails to make an election, Landlord shall be deemed to have elected to have Tenant remove the alteration. 8.2 Mechanic’s Lien. Tenant shall have no express or implied authority to place any lien or encumbrance upon, Landlord’s interest in the Premises or to burden the Rent for any claim in favor of any person dealing with Tenant, including those who furnish materials or perform labor for any construction or repairs, and each such claim shall attach, if at all, only to Tenant’s leasehold interest. Tenant will cause to be paid when due all sums owed for any labor performed or materials furnished in connection with any work performed on the Premises for Tenant. Landlord may require Tenant to post a notice of Landlord’s non-responsibility with respect to the work prior to starting the work and Landlord shall similarly have the right to post such notices. If any lien is filed against the Project in connection with Tenant’s activities, Tenant shall, within [ * ] days after notice of the filing thereof, either (a) pay the amount of the lien and cause the lien to be released of record, or (b) diligently contest such lien and deliver to Landlord a bond or other security satisfactory to Landlord. If Tenant fails to timely take either such action, then Landlord may pay the lien claim, and any amounts so paid, including expenses and interest, shall be paid by Tenant to Landlord within ten days after Landlord has invoiced Tenant therefor. 8.3 Condition upon Surrender. Also see Section 1.A. Upon the termination of the Lease, Tenant shall remove all its personal property and surrender the Premises to Landlord, broom clean and in the same condition as received except for ordinary wear and tear which Tenant was not otherwise obligated to remedy under this Lease, including without limitation all electrical, plumbing and other mechanical systems for which Tenant has responsibility under Section 7.1 above in good operating condition and shall deliver all keys to the Building and Premises to Landlord. In addition, except to the 14

15/42 extent that Landlord provided its consent for a particular alteration to remain upon the expiration or termination of this Lease, Landlord may require Tenant to remove any alterations, except for the Tenant’s Work and Lobby Area Upgrades, made by Tenant and to restore the Premises to its prior condition, at Tenant’s expense. All alterations which Landlord does not require Tenant to remove shall become Landlord’s property and shall be surrendered to Landlord on termination of the Lease, except that Tenant may remove any of Tenant’s machinery or equipment which can be removed without material damage to the Premises. Tenant shall repair, at Tenant’s expense, any damage to the Premises caused by the removal of any such machinery or equipment. Notwithstanding anything in this Section to the contrary, Tenant shall not remove any fixtures or equipment considered a part of the real property without Landlord’s prior written consent or unless required by Landlord. Such items shall include: any wiring; power panels, lighting or lighting fixtures; wall coverings; drapes, blinds or other window coverings; floor coverings. Telecommunications and data cabling shall not be considered part of the real estate and Landlord may elect either to require Tenant to remove it or leave it in place. All property required by Landlord to be removed from the Premises at the end of the Term and which remains after Tenant vacates, shall be deemed abandoned and may, at the election of Landlord, be retained as Landlord’s property, or may be removed from the Premises by Landlord at Tenant’s expense and either disposed of or stored at Tenant’ expense. Tenant waives any claim against Landlord for damage to or disposal of any personal property removed from the Premises by Landlord. 9. SECURITY DEPOSIT Upon execution of this Lease, Tenant shall deposit with Landlord the Security Deposit specified in Section 1, which may be deposited in an investment account in accordance with Section 1A. If a default continues beyond any applicable notice and cure period, Landlord may apply all or part of the Security Deposit to any unpaid Rent or to cure any other defaults of Tenant. If Landlord uses any part of the Security Deposit, Tenant shall restore the Security Deposit to its original amount within [ * ] after Landlord’s written request. Tenant’s failure to do so shall be a default under this Lease and the overdue amount shall accrue interest as any delinquent payment. If [ * ], late charges are assessed against Tenant by Landlord, Landlord may, by written notice to Tenant, require Tenant to pay Landlord an amount equal to [ * ] months Base Rent as an increase in the Security Deposit, due within [ * ] days after Tenant’s receipt of the notice. If Landlord transfers its interest in the Premises, Landlord shall transfer the Security Deposit to its successor in interest, whereupon Landlord shall be automatically released from any liability for the return of the Security Deposit. At the end of the Term, the remaining Security Deposit shall be returned to Tenant after Landlord has verified that Tenant has fully vacated the Premises, removed all of its property and surrendered the Premises in the condition required and otherwise Tenant is not in default in under any provision of this Lease; provided that Landlord may hold back a portion of the Security Deposit until final determination of Tenant’s Share of Operating Expenses due hereunder, whereupon any final adjustment shall be made and any remaining Security Deposit shall be returned to Tenant. Landlord’s obligations with respect to the Security Deposit are those of a debtor and not of a trustee. Unless the Security Deposit is in an investment account held by a third party, Landlord may commingle the Security Deposit with Landlord’s general funds and no interest shall be paid to Tenant on the Security Deposit. 10. INSURANCE/INDEMNITY 10.1 Tenant’s Insurance. At its expense, Tenant shall obtain and maintain at all times during the term of this Lease: (a) commercial general liability insurance, with completed operations coverage, with limits of at least $[ * ] per occurrence and $[ * ] general aggregate, or such higher amounts as Landlord may from time to time reasonably designate on not less than [ * ] days’ notice to Tenant, consistent with insurance levels required by prudent landlords for similar projects and uses in the area, containing an aggregate per location endorsement during periods that Tenant’s general aggregate limit is less than $[ * ], a contractual liability endorsement covering the matters set forth in Section 10.3, and primary with regard to the Premises [ * ] and shall not contain deductibles or self-insured retentions 15

16/42 exceeding the following limits: (a) up to $[ * ] if Tenant’s then net worth is less than $[ * ], (b) up to $[ * ] if Tenant’s then net worth is less than $[ * ], (c) up to $[ * ] if Tenant’ net worth is less than $[ * ], and (d) up to $[ * ] if Tenant’s net worth is greater than $[ * ]. The policies shall contain waivers of subrogation with regard to Landlord and the other additional insureds listed in Section 1. The liability policy shall be on an occurrence form and name the entities listed in Section 1 as additional insureds, as their interests may appear. All insurers shall agree not to cancel or amend (including as to scope or amount of coverage) such policies without at least [ * ] prior written notice to Tenant. Tenant shall give Landlord at least [ * ] prior written notice of any such cancellation or amendment, unless such amendment is to increase the scope and or coverage provided under such polices. Tenant shall furnish Landlord with certificates of insurance evidencing the above coverages upon request during the Term as well as a copy of the additional insured endorsement. If Tenant manufactures on the Premises consumer goods, Tenant’s insurance shall include products liability insurance in the amounts specified for commercial general liability insurance. 10.2 Landlord’s Insurance. As part of Operating Expenses, Landlord shall maintain (a) special causes of loss form replacement cost insurance on the Building; (b) commercial general liability insurance insuring Landlord; (c) rental loss insurance; and (d) such other insurance as Landlord elects to carry. The liability insurance obtained by Landlord shall be excess, secondary and non-contributory and Tenant’s insurance shall be primary. Landlord shall not obtain insurance for Tenant’s fixtures or equipment or Tenant’s other property. Operating Expenses shall include the deductibles on Landlord’s coverage. Tenant shall not do or permit anything to be done which invalidates Landlord’s insurance policies or increases the premiums and any such increase shall be paid by Tenant. 10.3 Indemnity. Subject to Landlord’s release in Section 10.4.2, Tenant shall indemnify and defend (using legal counsel acceptable to Landlord) all Landlord Parties (defined below) from any claims, costs (including attorneys’ fees and other litigation costs) or damages (collectively, “Claims”) arising in connection with (a) the occupancy or use of the Premises by Tenant Parties (defined below) and customers, including any work undertaken or contracted for by Tenant; (b) Tenant’s breach of this Lease, (c) any negligent or wrongful act or omission of Tenant Parties or customers; (d) any accident, injury, occurrence or damage in or about the Premises but excluding claims for physical damage to persons or property to the extent caused by Landlord’s gross negligence or willful misconduct or breach of this Lease by Landlord; and (e) any Claim against Landlord by any employee or former employee of Tenant for matters arising in connection with the Premises but only to the extent that any such Claim is not caused by or the result of breach of this Lease by Landlord. Tenant agrees that the provisions of any employee injury insurance act, including Title 51 of the Revised Code of Washington, or any other employee benefit act shall not operate to release or immunize Tenant from its obligations under this Section. This indemnity is not contingent upon insurance coverage, is not limited to the amount of any insurance proceeds, and operates independently of the insurance provisions of this Lease. The term “Landlord Parties” shall mean Landlord, any mortgagees, Washington Capital Management, Inc. (“WCM”), the property manager, and their respective members, partners or other owners and affiliates, subsidiaries, successors and assigns. The term “Tenant Parties” means Tenant, Tenant’s shareholders, members, partners or other owners, Tenant’s affiliates and subsidiaries, and any directors, officers, employees, sublessees, licensees, invitees, agents, contractors and successors and/or assigns of such persons or entities. 10.4 Waivers. 10.4.1 Tenant Waiver. Tenant hereby releases, waives and discharges the Landlord Parties from any and all claims Tenant might otherwise now or hereafter possess associated with, any loss covered by insurance (or which would have been covered by the insurance Tenant is required to carry hereunder), including the deductible portion thereof, regardless of cause. 16

17/42 10.4.2 Landlord’s Waiver. Landlord hereby releases, waives and discharges the Tenant Parties from any and all claims Landlord might otherwise now or hereafter possess associated with any loss covered by Landlord’s insurance (or which would have been covered by the insurance Landlord is required to carry hereunder), but excluding the deductible portion thereof, regardless of cause. Notwithstanding the foregoing or any other provision of this Lease to the contrary, if Landlord maintains environmental insurance for which Tenant is not charged, there shall be no release or waiver of claims relating to such insurance and Tenant’s indemnities under this Section 10 shall be primary to and not released by virtue of that environmental insurance. 10.5 Limitation on Indemnity. Notwithstanding any other provisions of this Lease to the contrary, in compliance with RCW 4.24.115 as in effect on the date of this Lease, all provisions of this Lease pursuant to which a party (the “Indemnitor”) agrees to indemnify the other (the “Indemnitee”) against liability for damages arising out of bodily injury to Persons or damage to property relative to the construction, alteration, repair, addition to, subtraction from, improvement to, or maintenance of, any building, road, or other structure, project, development, or improvement attached to real estate, including the Premises, (i) shall not apply to damages caused by or resulting from the sole negligence of the Indemnitee, its agents or employees, and (ii) to the extent caused by or resulting from the concurrent negligence of (a) the Indemnitee or the Indemnitee’s agents or employees, and (b) the Indemnitor or the Indemnitor’s agents or employees, shall apply only to the extent of the Indemnitor’s negligence; PROVIDED, HOWEVER, the limitations on indemnity set forth in this Section shall automatically and without further act be deemed amended so as to remove any of the restrictions contained in this Section no longer required by then applicable law. 10.6 Survival. The provisions of this Section 10 shall survive expiration or termination of this Lease. 11. ASSIGNMENT AND SUBLETTING 11.1 Assignment or Sublease. Except as permitted by Section 1A (“Related Party Transfers”) Tenant shall not assign this Lease or sublet the whole or any part of the Premises (each, a “Transfer” and any assignee or sublessee, a “Transferee”) without Landlord’s prior written consent which shall not be unreasonably withheld so long as the Transferee meets the transfer standards set forth in Section 11.6. To assist Landlord in determining whether to consent to a Transfer, Tenant shall submit the following to Landlord as well as any other information reasonably requested by Landlord, (i) the name, legal entity and jurisdiction of the Transferee; (ii) a description of the proposed use of the Premises; (iii) the terms of the proposed Transfer; (iv) if such Transferee is not a public entity, its three (3) most recent years plus current financial statements and its most recent filed federal income tax return; and (v) the proposed Transfer documents. The parties agree that the financial statements for periods earlier than the prior fiscal year financial statements and tax returns are not a mandatory requirement but are only factors that the Landlord may reasonably consider when deciding whether to consent to a proposed sublease or assignment. No Transfer shall affect the liability of Tenant under this Lease and Tenant and any Transferee shall be liable to Landlord for performance of Tenant’s obligations under this Lease. Consent to any Transfer shall not operate as a waiver of the necessity of a consent to any subsequent Transfer. 11.2 Entity Ownership. Except as permitted by Section 1A, the cumulative transfer of an aggregate of 50% or more of the voting interests in a Tenant entity, including by creation or issuance of new ownership interests (except as the result of transfers by gift or inheritance and except for transfers of interests in publicly traded entities) shall be deemed a Transfer of this Lease. 11.3 Assignee Obligation. Any assignee will be required to assume all obligations of Tenant and shall be jointly and severally liable with Tenant for the performance of all of Tenant’s obligations under this Lease. Any sublessee will be required to assume all obligations of Tenant to the extent they 17

18/42 relate to the subleased premises. Tenant shall provide Landlord duplicate originals of all instruments of assignment, sublease or assumption. If the Transferee defaults, Landlord may, without affecting any other rights of Landlord, proceed against Tenant or any Transferee or any other person liable for Tenant’s obligations hereunder. Tenant shall provide the notice address for any subtenant or assignee to Landlord prior to the effective date of the Transfer and if it is not provided, the applicable notice address shall be deemed to be the Premises. 11.4 Fees. Tenant shall reimburse Landlord for any out-of-pocket costs incurred by Landlord in connection with any request for consent to a Transfer. In addition, any request for consent to a Transfer shall be accompanied by payment of a non-refundable fee of $[ * ] to compensate Landlord for the administrative burden of processing the request. 11.5 Assignment/Subletting Income. Except in connection with transfers described in Section 1A, Tenant shall pay to Landlord within [ * ] of receiving any amounts from an assignee to Tenant which exceed the Rent payable by Tenant hereunder, [ * ]% of such excess, whether in the form of assignment fees or increased Base Rent or otherwise; provided that Tenant shall be permitted to deduct amortization of Tenant’s out of pocket costs for the assignment (including attorneys’ fees and brokerage commissions and any portion of tenant improvements for the assignee funded by Tenant) spread over the remaining Term. Tenant shall pay to Landlord within [ * ] of receiving any amounts from a sublessee which exceed, on a per square foot basis, the Rent due from Tenant hereunder, [ * ]% of such excess; provided that Tenant shall be permitted to deduct amortization of Tenant’s out of pocket costs for the sublease (including attorneys’ fees and brokerage commissions and any portion of tenant improvements for the sublessee funded by Tenant), amortized over the sublease term. 11.6 Transfer Standards. All of the following requirements must be met before Landlord will be required to not unreasonably withhold its consent to a Transfer: (a) Transferee’s uses (i) are consistent with the Permitted Use in Section 1 and compatible with the other uses in the Building and with operation of a first class office building and do not create any increased risk of Hazardous Material contamination or increased cost to Landlord of monitoring or handling same; (ii) do not increase the risk of damage or wear and tear on the Building; (iii) do not require increased utility service or increased services from Landlord or changes in the Premises; and (iv) do not increase the insurance costs of Landlord; and (b) Either (i) Tenant’s net worth is at least $[ * ], or (ii) Transferee’s financial status and creditworthiness is comparable to other tenants of similar amounts of space in the Building or similar buildings. 11.7 Landlord’s Recapture Right. Except in connection with transfers permitted by Section 1A, in lieu of granting consent to any proposed Transfer, Landlord reserves the right to terminate this Lease or, in the case of subletting of less than all the Premises, to terminate this Lease with respect to such portion of the Premises, as of the proposed effective date of the Transfer, in which event Landlord may enter into the relationship of landlord and tenant with such proposed Transferee or to any other third party. Such termination shall not relieve Tenant from any obligations under this Lease with regard to the time period prior to the termination. Notwithstanding the foregoing, Landlord shall not have a recapture right in the case of a sublease if the term of the sublease and any extensions end more than [ * ] prior to the end of the sublease term. 12. DAMAGE OR DESTRUCTION 12.1 Notice of Damage. Tenant shall notify Landlord in writing immediately upon the occurrence of any damage to the Premises of which it becomes aware. Subject to Sections 12.2 and 12.3, if the Premises or Building is damaged by fire or other casualty, then unless this Lease is terminated as 18

19/42 hereinafter provided, this Lease shall remain in effect and Landlord shall diligently proceed to repair the damage to the Building to the condition in which existed immediately prior to such damage, to the extent that insurance plus deductibles (or if Landlord fails to maintain the insurance required by this Lease then to the extent that insurance plus deductibles would have been available had Landlord carried the required insurance), and subject to delays which may arise by reason of adjustment of loss under insurance policies and delays beyond the reasonable control of Landlord. Tenant shall repair all damage to Tenant’s property, including Tenant’s fixtures and equipment. 12.2 Decision. If (i) the insurance proceeds received by Landlord are not sufficient to pay the entire cost of repair, or if the cause of the damage is not covered by the insurance required to be carried by Landlord; or (ii) if Landlord considers the damage to be significant, then Landlord may elect either to (1) diligently repair the damage to the Building, in which case this Lease shall remain in full force and effect, or (2) terminate this Lease. Landlord shall notify Tenant of Landlord’s decision within [ * ] after notice of the occurrence of the damage. If Landlord elects to repair the damage, Tenant shall pay Tenant’s Share of the deductible under Landlord’s insurance policy and, if the damage was due to an act or omission of Tenant or Tenant’s employees, agents, contractors or invitees, Tenant shall also pay the difference between the actual cost of repair and any insurance proceeds. If the Lease does not terminate as a result of the damage but the damage materially interferes with Tenant’s use of the Premises, then the Base Rent shall be reduced pro rata, to reflect the portion of the Premises not useable by Tenant. 12.3 End of Term. If the damage to the Premises occurs during the [ * ] of the Term, and if the damage requires more than [ * ] to repair, either Landlord or Tenant may elect to terminate this Lease as of the date the damage occurred regardless of the sufficiency of any insurance proceeds. The party electing to terminate this Lease shall give written notification to the other party of such election within [ * ] after the parties have mutually agreed upon the time period required for such repairs. 13. CONDEMNATION If the Project is condemned or taken for any public or quasi-public purpose, including any purchase in lieu of condemnation, this Lease shall terminate as of the date of taking of possession for such use or purpose. If a portion of the Project is condemned or taken, (whether or not the Premises be affected), Landlord may, by notice to Tenant, terminate this Lease as of the date of the taking of possession. If Landlord does not terminate this Lease, and if the taking results in a reduction in the square footage of the Premises, then the Base Rent shall be reduced pro-rata, and Landlord shall perform any necessary repairs to restore the Building to a complete unit. If the condemnation causes the Premises to be unusable for Tenant’s Permitted Use, in Tenant’s commercially reasonable opinion, Tenant may terminate this Lease by giving notice within ten days after notice from Landlord or the intended extent of the taking, such termination to be effective as of the date of the taking. Landlord shall be entitled to the entire award in any condemnation proceeding, including any award for the value of any unexpired term of this Lease, and shall have the exclusive authority to settle the condemnation proceeding, and the exclusive discretion to grant “possession and use” to the condemning authority, and Tenant shall have no claim against Landlord or against the proceeds of the condemnation. 14. INSOLVENCY AND DEFAULT 14.1 Defaults. Tenant shall be in default under this Lease if (a) Tenant fails to pay any Rent when due, or (b) Tenant fails to perform any other obligation under this Lease, or (c) a Financial Distress Default (Section 14.9) occurs. Subject to the late charges and interest due under Section 14.8, Landlord agrees that it shall not invoke its remedies under this Section 14 if Tenant cures a Curable Default (defined below) within the applicable cure period (set forth in Section 14.2 below). If a Curable Default occurs and Tenant fails to cure the default within the applicable cure period or if any other default occurs, Landlord may, immediately or at any time thereafter, and without preventing Landlord from exercising any other right or remedy, elect to terminate this Lease by notice, by lawful entry or otherwise, 19

20/42 whereupon Landlord shall be entitled to recover possession of the Premises from Tenant and those claiming through or under Tenant. Termination of this Lease and any repossession shall be without prejudice to any remedies Landlord has for arrears of Rent or for a prior breach of any of the provisions of this Lease. For clarification, the parties agree that any true-up of Operating Expenses that occurs within the time periods set forth in Section 5.1 although applicable to prior rent periods, shall not be considered a failure to pay Rent pursuant to this Section 14.1 so long as any true-up payments are made when due. In case of termination, Tenant shall be liable to Landlord for all costs and expenses including the amounts due under Sections 14.3 and 14.4. Each right and remedy provided Landlord in this Lease is cumulative and in addition to every other right or remedy provided in this Lease, or now or hereafter existing at law, in equity, by statute or otherwise. The exercise by Landlord or any one or more such rights or remedies will not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies. 14.2 Cure Periods. Monetary Default. Tenant fails to pay any Rent when due, it is a Cureable Default and the cure period shall be [ * ] after notice from Landlord. Financial Distress Default (See Section 14.9). An Involuntary Financial Distress Default is a Curable Default and the cure periods are set forth in Section 14.9. A Voluntary Financial Distress Default is not a Curable Default. Insurance Default. If Tenant fails to maintain the required insurance, it is a Curable Default and the cure period is [ * ] after the date the failure occurs. Estoppel or Subordination Default. If Tenant fails to provide the requested estoppel certificate (Section 15.3) or subordination agreement (Section 15.1) within the time period provided, it shall be a Curable Default and the cure period shall be [ * ] from the second request. Hazardous Materials. If Tenant breaches the provisions of Section 17 (Hazardous Materials) it shall be a Curable Default and the cure period shall be 5 business days after notice from Landlord. Other Defaults. Any non-monetary breaches of this Lease not listed above in this Section 14.2 shall be considered Curable Defaults and the cure period shall be [ * ] after notice from Landlord; provided that if the default can not reasonably be cured within that time period, Tenant shall have such additional time as is reasonably necessary to cure the default so long as Tenant commences the cure within the [ * ] period and diligently pursues the cure to completion. 14.3 Expense Recovery. Items of expense for which Tenant shall be liable to Landlord for in connection with a termination of this Lease for default shall include: (i) all collection costs and all costs of obtaining Tenant’s compliance with this Lease, including attorneys’ fees and enforcement costs; (ii) the unamortized portion of (a) leasing commissions paid in connection with this Lease, and (b) costs incurred by Landlord to improve the Premises (amortized on a straight line basis over the initial Term with interest at the Prime Rate plus [ * ]% per annum); and (iii) all Landlord’s other costs proximately caused by the termination. The above sums shall be due and payable immediately upon notice from Landlord without regard to whether the cost or expense was incurred before or after the termination of this Lease. If proceedings are brought under the Bankruptcy Code, including proceedings brought by Landlord, which relate in any way to this Lease (in any of such cases a “Proceeding”), Landlord shall be reimbursed for all costs incurred in connection with the Proceedings. 20

21/42 14.4 Damages. Notwithstanding termination of this Lease and reentry by Landlord pursuant to Section 14.1, Landlord shall be entitled to recover from Tenant: (a) Any unpaid Rent which had been earned by Landlord prior to the time of termination with interest at the Default Rate (Section 14.8); plus (b) The amount by which the unpaid Rent which would have been earned after termination until the time of an award exceeds the amount of loss of Rent that Tenant proves could have been reasonably avoided, with interest at the Default Rate; plus (c) The worth at the time of an award of the amount by which the unpaid Rent for the balance of the term of this Lease (as extended, if at all, prior to termination) exceeds the amount of such loss of Rent and Additional Rent that Tenant proves could have been reasonably avoided (including interest at the Default Rate from the date of the award until paid), discounted at the discount rate of the Federal Reserve Bank of San Francisco, or successor Federal Reserve Bank, for a period consistent with the then remaining lease term, on the date of termination; plus (d) Any other amount necessary to compensate Landlord for all the damage proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including amounts due and payable pursuant to Section 14.3. 14.5 Non-Termination of Lease. No act of Landlord other than a written declaration of termination of Lease shall serve to terminate this Lease. If there is a default hereunder and Tenant fails to cure it within any applicable cure period, Landlord shall have the right to reenter the Premises and relet the Premises for Tenant’s account, without terminating the Lease. If Landlord reenters the Premises and does not elect to terminate this Lease, Tenant shall pay Landlord the loss of Rent by a payment at the end of each month during the remaining Term representing the difference between the Rent which would have been paid in accordance with this Lease and the rent collected from the Premises by Landlord for such month. Separate actions may be maintained by Landlord against Tenant from time to time to recover any damages which, at the commencement of any action, are then due and payable to Landlord under this Section 14 without waiting until the end of the Term of this Lease. 14.6 Reletting. If Tenant’s right of possession has been terminated (with or without termination of this Lease), Landlord may at any time, and from time to time, relet the Premises in whole or in part either in its own name or as agent of Tenant for any period equal to or greater or less than the remainder of the then-current Term. All rentals received by Landlord from such reletting shall be applied first to the payment of any amounts other than Rent due hereunder from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting and of alterations and repairs; third, to the payment of Rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future Rent as it becomes due hereunder. Upon a reletting of the Premises, Landlord shall not be required to pay Tenant any sums received by Landlord in excess of amounts payable in accordance with this Lease. 14.7 Right of Landlord to Cure Defaults. If Tenant defaults under this Lease, Landlord may cure the default, at Tenant’s expense, (i) immediately and without notice if Landlord believes the default creates a risk of damage to persons, property or the interests of others, or (ii) in any other case only upon Tenant’s failure to remedy such default within the applicable cure period, if any. Tenant shall reimburse Landlord for any costs of the cure with interest at the Default Rate. 14.8 Unpaid Sums and Service Charge. Any amounts owing from Tenant to Landlord under this Lease shall bear interest at [ * ]% per annum (the “Default Rate”), calculated from the date due or expended until the date of payment. In addition, if any payment of Rent is not paid within [ * ] of its due date, Tenant shall pay a late charge equal to the greater of $[ * ] or [ * ]% of the overdue amount as liquidated damages for Landlord’s extra expense and handling of such past due account. 21

22/42 14.9 Financial Distress. 14.9.1 Definition. Each of the following shall be an “Financial Distress Default” under this Lease: (a) the making by Tenant of any general assignment or general arrangement for the benefit of creditors; the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt, or a petition for reorganization or arrangement under any law relating to bankruptcy or (b) the appointment of a trustee or a receiver to take possession of all or any part of Tenant’s assets. A Financial Distress Default shall be considered “Voluntary” if the action initiating the default was made by Tenant or a person or entity controlling, controlled by, or under common control with Tenant and otherwise shall be considered “Involuntary”. For example, a bankruptcy filing initiated by Tenant is a Voluntary Financial Distress Default and a bankruptcy filing by creditors of Tenant shall be considered an Involuntary Financial Distress Default. Tenant shall immediately notify Landlord upon the occurrence of any Financial Distress Default. Tenant shall have [ * ] to cure an Involuntary Financial Distress Default under clause (a) above. Tenant shall have [ * ] to cure an Involuntary Financial Distress default under clauses (b) and (c) above. If a Voluntary Financial Distress Default occurs or if an Involuntary Financial Distress Default is not cured within the above cure periods, then the provisions of Section 14.9.2 shall apply. 14.9.2 Filing of Petition. If a petition (“Petition”) is filed by or against Tenant (as either debtor or debtor-in-possession) under Title 11 of the United States Code (the “Bankruptcy Code”) and same is not dismissed within [ * ] thereafter: (a) Adequate protection for Tenant’s Lease obligations accruing after filing of the Petition shall be provided within [ * ] after filing in the form of a deposit equal to two months Base Rent and Additional Rent (in addition to the Security Deposit), to be held by the court or an escrow agent approved by Landlord and the court. (b) All amounts payable by Tenant to Landlord under this Lease represent reasonable compensation for the occupancy of the Premises by Tenant. (c) Tenant or Trustee shall give Landlord at least [ * ] written notice of any abandonment of the Premises or proceeding relating to administrative claims. If Tenant abandons without notice, Tenant or Trustee shall stipulate to entry of an order for relief from stay to permit Landlord to reenter and relet the Premises. (d) For purposes of Section 365(b)(1) of the Bankruptcy Code, prompt cure of defaults shall mean cure within 30 days after assumption and shall include cure of any defaults under any other agreements between Landlord and Tenant. (e) For the purposes of Section 365(b)(1) the Bankruptcy Code, adequate assurance of future performance of this Lease by Tenant, Trustee or any proposed assignee of the Lease will require that Tenant, Trustee or the proposed assignee deposit two months Base Rent and Additional Rent payments into an escrow fund (to be held by the court or an escrow agent approved by Landlord and the court) as security for such future performance. In addition, if the Lease is to be assigned, adequate assurance of future performance by the proposed assignee shall require that the assignee have a tangible net worth equal to eight times the annual Rent due hereunder or that such assignee’s performance be unconditionally guaranteed by a person or entity that has a tangible net worth not less than the above amount. (f) If Tenant or Trustee intends to assume and/or assign the Lease, Tenant or Trustee shall provide Landlord with [ * ] written notice of the proposed action, separate from and in 22

23/42 addition to any notice provided to all creditors. Notice of a proposed assignment and assumption shall state the assurance of prompt cure, compensation for loss and assurance of future performance to be provided to Landlord. Notice of a proposed sale shall state: (i) the name, address, and federal tax ID numbers of the proposed assignee; (ii) the terms and conditions of the proposed assignment, and (iii) the proposed assurance of future performance. 14.10 Default by Landlord. Subject to Section 15.4, Landlord shall not be in default under this Lease unless Landlord (or such ground lessor, mortgagee or beneficiary) fails to cure such non-performance within [ * ] after receipt of Tenant’s written notice (or such longer period of time as is reasonably necessary to cure the default so long as Landlord is diligently prosecuting such cure) and such notice shall also be sent in accordance with Section 15.4. If Landlord fails to cure the default within the cure period, Tenant shall have all rights and remedies available at law and in equity other than the right to terminate the Lease or any offsets against Rent. 15. PROTECTION OF LENDERS 15.1 Subordination. Provided that Tenant is provided with a non-disturbance agreement consistent with the third sentence below, this Lease shall be subordinate to any financing now existing or hereafter placed upon the Project by Landlord, and to any and all advances to be made thereunder and to interest thereon and all modifications thereof (each, a “Mortgage”). This provision shall be self-operative. Tenant shall execute and deliver any subordination agreement required by the holder of a Mortgage, but only if any such subordination agreement provides that so long as Tenant is not in default under this Lease beyond any applicable cure period, Tenant shall have the continued enjoyment of the Premises free from any disturbance or interruption by any holder of a Mortgage or any purchaser at a foreclosure or private sale of the Project. 15.2 Attornment. If Landlord’s interest in the Premises is acquired by any ground lessor, holder of a Mortgage, or purchaser at a foreclosure sale, or transferee thereof, Tenant shall attorn to the transferee of or successor to Landlord’s interest in the Premises and recognize such transferee or successor as Landlord under this Lease. Tenant waives the protection of any statute or rule of law which gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Premises upon the transfer of Landlord’s interest. 15.3 Estoppel Certificates. Tenant shall, within [ * ] of demand, execute and deliver to Landlord a written statement certifying: (i) the commencement and the expiration date of the Term; (ii) the amount of Base Rent and the date to which it has been paid; (iii) that this Lease is in full force and effect and has not been assigned or amended in any way (or specifying the date and terms of each agreement so affecting this Lease) and that no part of the Premises has been sublet (or to the extent such is not the case, a copy of any sublease); (iv) that Landlord is not in default under this Lease (or if such is not the case, the extent and nature of such default); (v) on the date of such certification, there are no existing defenses or claims which Tenant has against Landlord (or if such is not the case, the extent and nature of such defenses or claims); (vi) the amount of the Security Deposit held by Landlord; and (vii) any other information a mortgagee or purchaser may reasonably request. It is intended that any such statement shall be binding upon Tenant and may be relied upon by a prospective purchaser or mortgagee. If Tenant fails to provide the requested estoppel within [ * ] after receipt of a second request, in addition the provisions of Section 14: (a) Tenant shall be deemed to have given a certificate as above provided, without modification, and shall be conclusively deemed to have admitted the accuracy of any information supplied by Landlord to a prospective purchaser or mortgagee, and (b) Landlord may impose a fee of $[ * ] per day for each day of delay in providing the statement by Tenant after the 5 day period. The estoppel certificate shall run to the benefit of all those Landlord specifies as addressees. 15.4 Notice. Tenant shall give written notice of any failure of Landlord to perform any of its obligations under this Lease to Landlord and to any ground lessor, mortgagee or beneficiary under any 23

24/42 deed of trust encumbering the Project whose name and address has been furnished to Tenant and such parties shall have the right but no obligation to cure the default on Landlord’s behalf. Landlord shall not be in default under this Lease unless Landlord (or such ground lessor, mortgagee or beneficiary) fails to cure such non-performance within [ * ] after receipt of Tenant’s notice, or such longer period as is reasonably necessary for the cure. 16. LIABILITY 16.1 Landlord’s Liability. The liability of Landlord to Tenant shall be limited to the interest of Landlord in the Project (and the proceeds thereof). Tenant agrees to look solely to Landlord’s interest in the Project (and the proceeds thereof) for the recovery of any judgment against Landlord, and Landlord and its owners shall not be personally liable for any such judgment or deficiency after execution thereon or matters related to this Lease. In addition, if Landlord sells or otherwise transfers the Project to a new owner, provided the assignee assumes the Landlord’s obligations under this Lease arising after the date of the transfer, the transferring Landlord shall not thereafter be named or sought after in any matter related to the Project relating to the time period after the transfer and responsibility for those matters shall automatically transfer to the new owner. 16.2 Tenant’s Business Interruption. Notwithstanding any other provision of this Lease, and to the fullest extent permitted by law, Tenant hereby agrees that Landlord shall not be liable for injury to Tenant’s personal property or its business or any loss of income therefrom, whether such injury or loss results from conditions arising upon the Premises or the Project, or from other sources or places including any interruption of services and utilities or any casualty, condemnation, whether the cause of such injury or loss or the means of repairing the same is inaccessible to Landlord or Tenant and including injury of loss to Tenant or Tenant’s property arising from the acts or omissions of other occupants of the Project. 16.3 WCM. If this Lease is signed by Washington Capital Management, Inc. (“WCM”), WCM signs the Lease in a representative capacity as manager of the limited liability company which is Landlord. Tenant acknowledges that WCM has no liability whatsoever under this Lease and Tenant shall have no claims against WCM, its agents or employees in connection with this Lease or the Project. WCM represents and warrants that it is authorized to execute this Lease on behalf of the Landlord. 17. HAZARDOUS MATERIALS 17.1 Compliance. Tenant and Tenant’s officers, contractors, subcontractors, licensees, agents, servants, employees, guests, invitees or visitors, or any assignee or sublessee or other person for whom Tenant would otherwise be liable (individually, a “Tenant Party” and collectively, “Tenant Parties”) shall comply with all Environmental Laws (as defined below) in connection with Tenant’s or Tenant Parties use, production, storage or disposal of any Hazardous Materials (as defined below) on, under or about the Premises. Tenant hereby represents, warrants, covenants and agrees that all operations or activities upon, or any use or occupancy of the Premises, or any portion thereof, by Tenant or any Tenant Party of the Premises or any portion thereof, shall be in all material respects in compliance with all state, federal and local laws and regulations governing or in any way relating to the generation, handling, manufacturing, treatment, storage, use, transportation, spillage, leakage, dumping, discharge or disposal (whether legal or illegal, accidental or intentional) of any Hazardous Materials. Neither Tenant, nor any Tenant Party shall use or dispose of any Hazardous Materials in or on the Premises, the Building, the Project, or any adjacent property, or in any improvements thereto, except for such Hazardous Materials as are essential to the operation of Tenant’s and Tenant Parties’ business and reported to Landlord upon request, and then only in accordance with all applicable laws and regulation. Tenant shall, and shall ensure that all Tenant Parties shall, at all times comply with Environmental Laws and best industry standard research, medical and safety practices in connection with the use, handling, production storage or disposal of any Hazardous Material, including, but not limited, to any Medical Products (as defined below), at Tenant’s sole expense. 24

25/42 17.2 Definition of Hazardous Materials. As used herein, the term “Hazardous Materials” means any chemical, compound, substance, material, controlled substance, object, condition, waste, living organism or part thereof (including genetic materials), virus or combination or modification thereof which is or may be hazardous to human health or safety or to the environment (whether potentially injurious to persons and property and whether potentially injurious by themselves or in combination with other materials) due to its radioactivity, ignitability, corrosivity, reactivity, explosivity, toxicity, carcinogenicity, mutagenicity, phytotoxicity, infectiousness or other harmful or potentially harmful properties or effects, including, without limitation, petroleum and petroleum products, asbestos, radon, polychlorinated biphenyls (PCBs) and all of those chemicals, substances, materials, controlled substances, objects, conditions, wastes, living organisms or combinations thereof which are now or become in the future listed in the United States Department of Transportation Hazardous Materials Table [ * ], as amended from time to time, or listed, defined or regulated in any manner by any Environmental Law. 17.3 Definition of Environmental Laws. As used herein, the term “Environmental Laws” means any and all federal, state or local environmental, health and/or safety-related laws, regulations, standards, decisions of courts, ordinances, rules, codes, orders, decrees, directives, guidelines, permits or permit conditions, currently existing and as amended, enacted, issued or adopted in the future relating to the environment or to any Hazardous Material (including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. § 9601, et seq.), the Washington Model Toxics Control Act (Ch.70.l0SD RCW) and the Washington Hazardous Waste Management Act (Ch.70.105 RCW) which are or become applicable to Tenant or the Premises. 17.4. Definition of Medical Products. As used herein, the term “Medical Products” means all regulated substances, chemicals, compounds, drugs, blood, tissue, organs, serums, organisms or part thereof (including genetic materials), viruses, waste and other materials related thereto and used in connection with medical treatment, laboratory analysis, production or analysis of drugs, or other biomedical research. 17.5 Definition of Environmental Condition. As used herein, the term “Environmental Condition” means any release or spill of any Hazardous Materials into the environment, including surface water, groundwater, drinking water supply, sewer or storm water drain, land, soil, surface or subsurface strata or the ambient air, where such release or spill is potentially in. violation of Environmental Laws or is required to be reported to the Washington State Department of Ecology or other appropriate governmental authority. 17.6 Tenant Improvements. Tenant and Tenant Parties shall design and construct their tenant improvements, including any upgraded HVAC and plumbing systems, using best available commonly used industry technique designed to ensure that Tenant’s and Tenant Parties’ Hazardous Materials do not compromise the air quality outside the Premises or allow the possibility of water system back- up into the Building or otherwise migrate to any adjacent space. In particular, Tenant shall use, and shall require Tenant Parties’ best available commonly used industry techniques to prevent air mixing from areas of potential contamination into other areas of the Building. Tenant shall indemnify and hold Landlord harmless from and against any and all losses, expenses, liabilities, penalties or costs arising directly or indirectly from Tenant’s or Tenant Parties’ failure to isolate building systems or to cause an Environmental Condition in areas of the Project outside the Premises as a result of its design or construction of the tenant improvements. 17.7 Hazardous Materials Inventory Statement. Tenant shall deliver (or cause Tenant Parties to deliver) to Landlord (a) within [ * ] after Lease execution and prior to Tenant’s first draw request for the TI Allowance, and (b) on request not more often than once each year during the Term, a list specifying the type and quantity of all Hazardous Materials used or stored by Tenant or Tenant Parties on the Premises (and attached hereto as Exhibit H, as amended from time to time) together with copies of all permits, licenses and approvals required in connection with the use or storage of such materials, 25

26/42 together with, on request, Tenant’s and Tenant Parties’ Material Data Safety Sheets (MSDS) and any other documentation with respect to Tenant’s and Tenant Parties’ usage, storage, and disposal of Hazardous Materials that are required by the City of Bothell Fire Department. Notwithstanding the foregoing, Tenant shall respond, and shall cause Tenant Parties to respond to any written request by Landlord for confirmation whether there has been a significant increase, as evaluated in Tenant’s reasonable judgment, in the quantity of Hazardous Materials or change in the type of Hazardous Materials utilized by Tenant or Tenant Parties, provided that such request shall not be made more than once per calendar year. To the extent reasonably requested by Landlord, Tenant will provide additional documents or information with respect to its and Tenant Parties’ Hazardous Materials within a reasonable period of time after receipt of a specific written request. Tenant shall promptly notify Landlord in writing of (i) any notices of violation or potential or alleged violation of any Environmental Law which are received by Tenant from any governmental agency or any Tenant Party; (ii) any and all inquiry, investigation, enforcement, clean-up, removal or other governmental or regulatory actions instituted or threatened relating to the Premises; and (iii) all claims made or threatened by any third-party against Tenant or a Tenant Party or the Premises relating to any Hazardous Materials used by Tenant or a Tenant Party at the Premises. If any Environmental Condition occurs that is or may be a result of Tenant’s or any Tenant Party’s actions during the Term, or if Tenant or any Tenant Party has disposed of or caused a release of Hazardous Materials at, on or about the Project other than in accordance with Environmental Laws, Tenant shall promptly prepare or cause the Tenant Party to prepare a remediation plan for Landlord’s review and approval, which shall not be unreasonably withheld, provided however, that Landlord shall not require any remediation in excess of or to higher standards than would be mandated by applicable Environmental Laws. Tenant’s obligation to remediate any Environmental Condition’ shall not be contingent on an enforcement action by any governmental authority and shall be independent of any governmentally mandated remediation. If Landlord approves the plan, then Tenant shall execute or cause the Tenant Party to execute the remediation plan at Tenant’s sole cost and expense (subject to such reimbursement as Tenant may obtain from a Tenant Party). If the remediation plan is not reasonably acceptable to Landlord or if Tenant fails to execute or cause execution of the remediation plan within a reasonable period of time, then, at Landlord’s option, Tenant shall reimburse Landlord, upon demand, for the cost to Landlord of performing rectifying work provided that such work is not in excess of or to higher standards than would be mandated by applicable Environmental Laws. The reimbursement shall be paid to Landlord in advance of Landlord’s performing such work, based upon Landlord’s reasonable estimate of the cost thereof; and upon completion of such work by Landlord, Tenant shall pay to Landlord any shortfall within thirty days after Landlord bills Tenant therefor or Landlord shall within thirty days refund to Tenant any excess deposit as the case may be. To the extent reasonably requested by Landlord, Tenant shall furnish Landlord with detailed reports concerning any Environmental Condition which occurs on the Premises during the Term. 17.8 Landlord. After notice to Tenant and a reasonable opportunity for Tenant to effect such compliance, Landlord may, but shall not be obligated to, enter upon the Premises (including sub leased Premises) and take such actions and incur such costs and expenses to effect such compliance as it deems advisable to protect its interest in the Premises. However, Landlord shall not be obligated to give Tenant notice and an opportunity to effect compliance if (i) such delay might result in material adverse harm to Landlord, the Premises, the Building or the Project; (ii) Tenant has already had actual knowledge of the situation and a reasonable opportunity to effect compliance, or (iii) Landlord reasonably believes that an emergency exists. Landlord shall use good faith efforts to comply with Tenant’s reasonable requirements with respect to security to the extent such requirements have been provided to Landlord in advance. Whether or not Tenant has actual knowledge of the release of Hazardous Materials on the Premises, the Building, or the Project as the result of Tenant’s or Tenant Parties’ use of the Premises, the Building or the Project, Tenant shall reimburse Landlord for all reasonable costs and expenses incurred by Landlord relating to such Hazardous Materials or in connection with such compliance activities. Tenant shall notify Landlord immediately of any release of any Hazardous Materials on the Premises in violation of any Environmental Law of which Tenant is aware. 26

27/42 17.9 Indemnity. Tenant agrees to indemnify, defend and hold harmless Landlord against any and all losses, liabilities, suits, obligations, fines, damages (including diminution in the value of the Premises or Building, loss or restrictions on use of space in the Building or Project, and sums paid in settlement of claims), judgments, penalties, claims, charges, cleanup costs, remedial actions, costs and expenses (including, without limitation, attorneys’ and other professional fees and disbursements) that may be imposed on, incurred or paid by, or asserted against Landlord, the Premises, the Building, or the Project by reason of, or in connection with (i) any misrepresentation, breach of warranty or other default by Tenant or any Tenant Party under this Section, or (ii) the acts or omissions of Tenant or any Tenant Party resulting in the release of any Hazardous Materials. All of Tenant’s obligations and liabilities under this Section shall survive expiration or other termination of this Lease and shall be separately enforceable by Landlord. This indemnification is intended to constitute an indemnity agreement within the meaning of Section 9607(e)(i) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. § 9607(e)(i). Neither the written consent by Landlord to the presence of Hazardous Materials on, under or about the Premises, nor the strict compliance by Tenant with all Environmental Laws, shall excuse Tenant from Tenant’s obligation of indemnification pursuant thereto. 17.10 Decontamination. Upon expiration or early termination of this Lease, Tenant shall at its sole cost and expense undertake and complete a thorough wash and decontamination of those portions of the Premises that have or may have been exposed to Hazardous Materials, including but not limited to scrubbing of all surfaces, equipment, cabinets, fixtures and fume hood external surfaces in the Premises, in order to remove all residues of Hazardous Materials (including chemicals and biological material). Upon completion of such wash and decontamination, Tenant shall cause, at its sole cost and expense, a reputable environmental engineering company to perform an environmental inspection of the Premises and prepare a written report for delivery to Landlord and Tenant no later than 30 days after Lease expiration or early termination, certifying that the Premises are free from all Hazardous Materials for which Tenant is responsible under the terms of this Lease. 17.11 Inspection. At its option, Landlord may once in each year, and more frequently if Landlord has reasonable cause to believe that a violation of Environmental Law or this Section 17 is occurring, monitor Tenant’s and Tenant Parties’ compliance with the requirements set forth in this Section, including without limitation obtaining an environmental assessment of the Premises from a qualified environmental engineering company of Landlord’s selection which has demonstrated industry related experience, the cost of which shall be paid by Landlord unless such assessment shows a material failure by Tenant or Tenant Parties to comply with the requirements of this Section, in which case the cost shall be paid by Tenant. Any such environmental assessment shall be performed at a reasonable time mutually acceptable to Landlord and Tenant (and coordinated with Tenant Parties). Landlord shall provide a copy of any written assessment to Tenant and, Tenant shall comply (and cause Tenant Parties to comply), at Tenant’s cost and expense (provided that Tenant may seek to have Tenant Parties bear costs so long as the work is done), with any industry-standard recommendations contained in any such environmental assessment that Landlord may reasonably require including without limitation, any recommended precautions which should be taken with respect to Tenant’s or Tenant Parties’ activities on the Premises. 17.12 Landlord’s Notices. Promptly after learning thereof, Landlord shall notify Tenant of any Environmental Condition on the Project or any release of Hazardous Materials within the Project caused by Landlord or any occupant of the Building or Project other than the Tenant. Landlord agrees to indemnify, defend and hold harmless Tenant against any and all losses, liabilities, suits, obligations, fines, damages, judgments, penalties, claims, charges, cleanup costs, remedial actions, costs and expenses (including, without limitation, attorneys’ and other professional fees and disbursements, but excluding consequential damages such as lost profits) that may be imposed on, incurred or paid by, or asserted against Tenant by reason of, or in connection with any Hazardous Materials in, on or around the Project at the time Tenant takes possession of the Premises, or brought onto the Project by any Landlord Party. All of Landlord’s obligations and liabilities under this Section shall survive expiration or other termination of this Lease and shall be separately enforceable by Tenant. 27

28/42 18. MISCELLANEOUS PROVISIONS 18.1 Notices. All notices required or permitted under this Lease shall be in writing and shall be personally delivered, sent by a nationally recognized overnight courier, sent by email or facsimile with confirmation of receipt, or sent by certified mail, return receipt requested, postage prepaid. The contact information for each party is set forth in Section 1 and may be changed by written notice to the other party. All notices shall be effective upon either delivery/receipt, rejection of delivery/receipt, or 3 days after mailing in the manner described above. Tenant hereby appoints as its agent to receive the service of all dispossessory proceedings or proceedings to seize Tenant’s personal property and notices thereunder the person in charge of or occupying the Premises at the time, and, if no person shall be in charge of occupying the same, then such service may be made by attaching the same on the main entrance of the Premises. If Tenant does not provide Landlord with a forwarding address following expiration or termination of this Lease, Landlord shall be relieved of any obligation to forward any funds or items to Tenant. 18.2 Non-Waiver/Accord. Failure of Landlord to insist, in any one or more instances, upon strict performance of any term of this Lease, or to exercise any election herein contained, shall not be construed as a waiver or a relinquishment, but the same shall continue and remain in full force and effect. Landlord shall not be deemed to have waived any provision of this Lease unless expressed in writing and signed by Landlord. Tenant specifically acknowledges that where Tenant has received a notice of default (whether Rent or non-rent), no acceptance by Landlord of Rent shall be deemed a waiver of such notice, and, acceptance by Landlord of partial Rent shall be deemed to waive or cure any Rent default. Landlord may, in its discretion, after receipt of partial payment of Rent, refund same and continue any pending action to collect the full amount due, or may modify its demand to the unpaid portion. In either event, the default shall be deemed uncured until the full amount is paid in good funds. Payment by Tenant or receipt by Landlord of a lesser amount than the Rent and other charges stipulated herein shall be deemed to be on account of the earliest stipulated Rent or other charges. No endorsement or statement on any check or any letter accompanying any payment shall be deemed an accord and satisfaction, and Landlord’s acceptance of such check or payment shall be without prejudice to Landlord’s right to recover the balance of the amount due or pursue any other remedy to which it is entitled. 18.3 Brokers. Except as specified in Section 1, if any, Tenant and Landlord represent and warrant to each other, it has not engaged any broker, finder or other person entitled to any commission or fee in respect of the negotiation, execution or delivery of this Lease, and Tenant and Landlord shall each indemnify and defend the other, against any claims for such commission arising out of agreements made or alleged to have been made by or on behalf of that party. If any new leases, modifications to this Lease or other agreements are made between Landlord and Tenant for space in the Project, Landlord shall not have any obligation to pay any brokerage or finders fees to persons engaged by Tenant. 18.4 Entire Agreement; Amendment; Severability. This Lease supersedes all prior and contemporaneous understandings and agreements; the provisions of this Lease are intended by Landlord and Tenant as the final expression of their agreement; this Lease constitutes the complete and exclusive statement of its terms and no representations, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect. No provisions of this Lease may be changed, waived, discharged or terminated orally, but only by instrument in writing executed by Landlord and Tenant, or their respective successors in interest, concurrently with or subsequent to the date of this Lease. Tenant acknowledges that neither Landlord nor anyone representing Landlord has made statements of any kind whatsoever on which Tenant has relied in entering into this Lease. Tenant has relied solely on its independent investigation and its own business judgment in entering into this Lease. Any provision of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof and the remaining provisions hereof shall nevertheless remain in full force and effect. 28

29/42 18.5 Force Majeure. Except as specifically provided otherwise herein, time periods for Landlord’s or Tenant’s performance under any provisions of this Lease (except for the payment of money) shall be extended for periods of time during which the non-performing party’s performance is prevented due to circumstances beyond the party’s control, including strikes, embargoes, governmental regulations, inclement weather and other acts of God, war or other strife and no such delay in Landlord’s performance shall constitute an actual or constructive eviction or entitle Tenant to any abatement of Rent. 18.6 Intentionally Omitted 18.7 Heirs and Assigns. This Lease binds any party who legally acquires any rights or interest in this Lease from Landlord or Tenant. However, Landlord shall have no obligations to Tenant’s successor unless the rights or interests of Tenant’s successor are acquired in accordance with the terms of this Lease including the restriction on assignment and subletting. If more than one person or entity executes this Lease as Tenant, the liability of each shall be deemed to be joint and several. 18.8 Waiver of Self-Help. Tenant waives any statutory or common law right to self-help, including any right to make repairs to the Premises. 18.9 Personal Property Taxes. Tenant shall be liable for all taxes levied or assessed against personal property, furniture, or fixtures placed by Tenant in the Premises or Project. If any taxes for which Tenant is liable are levied or assessed against Landlord or Landlord’s property and Landlord elects to pay the same, or if the assessed value of Landlord’s property is increased by inclusion of such personal property, furniture or fixtures and Landlord elects to pay the taxes based on such increase, then Tenant shall reimburse Landlord, within 30 days following request, the part of such taxes for which Tenant is primarily liable hereunder. 18.10 Intentionally Omitted. 18.11 Right to Change Public Spaces. Landlord reserves the right at any time, without thereby creating an actual or constructive eviction or incurring any liability to Tenant, to (a) close temporarily any exterior areas to make repairs or changes or to prevent the acquisition of public rights in such areas, and (b) change the arrangement or location of public areas of the Project not contained within the Premises or any part thereof, including entrances, passageways, parking lots and other public service portions of the Project; provided that Landlord uses commercially reasonable efforts to minimize interference with Tenant’s use of and access to the Premises and such changes do not materially change the Lobby Area Upgrades or reduce Tenant’s share of parking stalls set forth in Section 2.3. 18.12 Consent. Notwithstanding anything contained in this Lease to the contrary, Tenant hereby waives any claim against Landlord for money damages by reason of any refusal, withholding or delaying by Landlord of any consent, approval or statement of satisfaction, and in such event, Tenant’s only remedies therefore shall be an action for specific performance, injunction or declaratory judgment, to enforce any right to such consent. Tenant shall pay Landlord’s out-of-pocket costs incurred in connection with any requests by Tenant for consent. 18.13 Financial Statements. The provisions of this Section 18.13 shall apply only during any period that Tenant is not a publicly traded company. Upon request by Landlord, Tenant shall provide to Landlord copies of Tenant’s most recent financial statements and tax returns (which financial statements may be supplied by reference to the electronic location from which they may be downloaded without charge if so published). Any non-public information gained from such financial statements or inspections furnished to or conducted by or on behalf of Landlord shall be confidential and shall not be disclosed 29

30/42 other than to carry out the purposes hereof; provided, however, Landlord shall be permitted to divulge the contents of any such statements in connection with financing arrangements or assignments of Landlord interest in the Premises or in conjunction with any administrative or judicial proceeding in which Landlord is involved and where Landlord is required to divulge such information. 18.14 No Reservation/Counterparts. The submission of this Lease for examination, or for execution by Tenant, does not constitute a reservation or option to Lease the Premises and this Lease becomes effective as a lease only upon execution and delivery thereof by Landlord and Tenant. At Landlord’s election, this Lease may be executed in counterparts and when all counterparts are executed, the counterparts shall constitute a single binding instrument. 18.15 Authority. Tenant represents and warrants that each individual executing this Lease on behalf of Tenant or its constituents is duly authorized to execute and deliver this Lease on behalf of said entity. Concurrently with the execution of this Lease, Tenant shall deliver to Landlord any entity resolutions or consents requested by Landlord to evidence such authority. Where Tenant is comprised of more than one person or entity, all covenants and obligations of Tenant hereunder shall be the joint and several covenants and obligations of each person or entity comprising Tenant. Any action permitted or required of Landlord under this Lease may, at Landlord’s election, be performed by Landlord’s property manager on Landlord’s behalf. 18.16 Intentionally Omitted. 18.17 Utility Deregulation. Tenant acknowledges that Landlord shall have sole control over the determination of which utility providers serve the Project, and Landlord shall have no obligation to give access or easement rights or otherwise allow onto the Project any utility providers except those approved by Landlord, in its commercially reasonable discretion. If, for any reason, Landlord permits Tenant to purchase utility services from a provider other than Landlord’s designated company(ies), such provider shall be considered a contractor of Tenant. In addition, Tenant shall allow Landlord to purchase such utility service from Tenant’s provider at Tenant’s rate or at such lower rate as can be negotiated by the aggregation of Landlord’s tenants’ requirements for such utility. 18.18 Clean Air Act. Tenant acknowledges that Landlord has not made any portion of the Premises or the Building accessible for smoking. If Tenant wishes to make any portion of the Premises accessible to smoking, Tenant shall make all improvements necessary to comply with all applicable governmental regulations. Tenant acknowledges that Tenant’s indemnity contained in this Lease includes claims based on the presence of tobacco smoke as a result of the activities of Tenant, its employees, agents or guests. 18.19 Choice of Law and Venue. This Lease shall be governed by the law of the state where the Project is located and the parties agree that venue shall lie in King County, Washington. 18.20 Nondisclosure of Lease Terms. Unless Landlord elects otherwise, the terms and conditions of this Lease constitute proprietary information of Landlord that Tenant will keep confidential. Tenant’s disclosure of the terms of this Lease could adversely affect Landlord’s ability to negotiate other leases and/or impair Landlord’s relationship with other tenants. Accordingly, Tenant will not directly or indirectly disclose the terms or conditions of this Lease to any person or entity other than Tenant’s employees, agents, lenders, attorneys or accountants who have a legitimate need to know such information and who also agree to keep the same confidential or pursuant to requirements of a regulatory agency, such as the Securities and Exchange Commission, in which case Tenant shall use reasonable efforts to redact confidential portions of the Lease prior to disclosing. 18.21 Regulations. Tenant shall comply with the terms and conditions of any of the following applicable to the Project and any subsequent changes thereto: (a) CC&R’s, REA’s or other covenants 30

31/42 recorded against the Project and any design guidelines referenced therein and any amendments thereto provided to Tenant, and (b) any transportation management plan adopted for the Project and all amendments thereto. 18.22 Landlord’s Access. Landlord or its agents may enter the Premises to show the Premises to potential lenders, tenants or other parties, to make repairs, alterations or improvements, to inspect and conduct tests in order to monitor Tenant’s compliance with this Lease and applicable law; or for any other purpose Landlord deems necessary. Landlord shall give Tenant reasonable prior notice of such entry, except in the case of emergency. Landlord may place customary “For Sale” or “For Lease” signs on the on the exterior of the Building and in the outside areas of the Project. 18.23 Quiet Possession. If Tenant pays the Rent and complies with all other terms of this Lease, Tenant may occupy the Premises for the full Term against any person claiming by, through or under Landlord, but not otherwise, subject to the provisions of this Lease. 18.24 Costs and Attorneys’ Fees. In the event of litigation between the parties hereto, declaratory or otherwise to enforce this Lease, the non-prevailing party shall pay the costs thereof and attorneys’ fees actually incurred by the prevailing party, in such suit, at trial and on appeal. In addition, if Landlord engages counsel to enforce the terms of this Lease, including for the purpose of preparing a delinquency notice, Tenant shall be required to reimburse Landlord for all costs incurred before the subject default is considered cured. Tenant shall pay Landlord’s attorneys’ fees and other out-of-pocket costs incurred in connection with any other requests for Landlord’s consent. 18.25 Interpretation. The captions of sections or subsections of this Lease are to assist the parties in reading this Lease and are not a part of the terms and provisions of this Lease. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular. The masculine, feminine and neuter genders shall each include the other. In any provision relating to the conduct, acts or omissions of Tenant, the term “Tenant” shall include Tenant’s agents, employees, contractors, invitees, successors or others using the Premises with Tenant’s expressed or implied permission. References to “including” shall mean “including without limitation”. 18.26 No Recordation. Tenant shall not record this Lease without prior written consent from Landlord. However, Landlord may require that a “Short Form” memorandum of this Lease executed by both parties be recorded. 18.27 Waiver of Jury Trial. Landlord and Tenant hereby waive all rights to request a jury trial in any proceeding or counterclaim arising out of this Lease or Tenant’s right to occupy the Premises. Tenant agrees that if Landlord commences any summary proceeding for non-payment of Rent or possession of the Premises, Tenant waives all right to interpose any counterclaim in such proceeding. Tenant further waives any right to remove said summary proceeding to any other court or consolidate said summary proceeding with any other action, whether brought before or after the summary proceeding. 18.28 Survival. The obligations of each party applicable to time periods prior to the termination or expiration of this Lease shall survive termination or expiration of this Lease, including Landlord’s right to indemnification and defense from claims arising from matters occurring prior to termination even though the claim is asserted against Landlord after termination, and payment of amounts not finally calculated by the expiration/termination date. 18.29 Holding Over. If Tenant fails to surrender possession of the Premises upon termination or expiration of this Lease, and if Tenant obtains Landlord’s written consent to Tenant’s continued occupancy, then Tenant’s occupancy shall be deemed to be a month to month tenancy, with Base Rent due at a rate one and one half times the Rent payable by Tenant hereunder during the calendar month immediately preceding such termination or expiration (the “Latest Rate”) and Landlord may terminate 31

32/42 such month to month tenancy upon 30 days notice to Tenant. If Tenant fails to surrender possession of the Premises upon termination or expiration of this Lease and if Tenant does not obtain Landlord’s written consent to Tenant’s continued occupancy, then Tenant shall be deemed a trespasser and shall be liable to Landlord for all damages sustained by Landlord as a result thereof, together with Base Rate at a rate double the Latest Rate. 18.30 ERISA Contingency. If Exhibit E is attached to this Lease, then this Lease is contingent upon Tenant executing the ERISA Certificate set forth in Exhibit E and taking any other actions requested by Landlord to verify that this Lease is not a prohibited transaction under ERISA. Landlord will rely on the statements by Tenant contained in Exhibit E in agreeing to enter into this Lease. As a result, if Landlord later learns that any of the statements by Tenant on Exhibit E were not correct when made or are no longer correct, then (a) notwithstanding the provisions of Section 14.2, it shall be deemed an incurable default by Tenant under the Lease and Landlord may immediately terminate this Lease by notice to Tenant and Landlord shall be entitled to collect the damages described in Section 14, and (b) Tenant shall indemnify, defend and hold Landlord harmless from any and all damages, costs, or liabilities incurred by Landlord in connection with the false statements. 18.31 Intentionally Omitted 18.32 USA Patriot Act and Anti-Terrorism Laws. Landlord and Tenant each represent and warrant that neither they nor the officers and directors controlling Landlord and Tenant, nor any person or entity that directly owns a 25% or greater equity interest in it, respectively, are or are acting, directly or indirectly, for or on behalf of any person, group, entity, or nation with whom U.S. persons or entities are restricted from doing business under the regulations of the Office of Foreign Asset Control (“OFAC”) of the United States Treasury Department, including those named on the OFAC’s Specially Designated National and Blocked Person List, or are or are acting directly or indirectly for or on behalf of any person, group, entity, or nation designated in Presidential Executive Order 13224 signed on September 24, 2001 (“Executive Order”) as a person who commits, threatens to commit, or supports terrorism; or are or are acting directly or indirectly for a person, group, entity or nation in violation of the International Money Laundering Abatement and Financial Anti- Terrorism Act of 2001 or the regulations or orders promulgated thereunder (the “Money Laundering Act”); and that they are not engaged in this transaction directly or indirectly on behalf of, or facilitating this transaction directly or indirectly on behalf of, any such person, group, entity or nation. Each party agrees during the Term of this Lease to comply with the Executive Order and the Money Laundering Act, and to defend, indemnify, and hold harmless the other party from and against any and all claims, damages, losses, risks, liabilities and expenses (including reasonable attorneys’ fees and costs) arising from or related to any breach of the foregoing representation and warranty. {Signatures on following page} 32

33/42 LANDLORD: WCM HIGHLANDS II, LLC a Washington limited liability company By: Washington Capital Management, Inc. its Manager By: /s/ Patrick S. O’Malley Patrick S. O’Malley, Senior Vice President Date Signed: May 9, 2011 TENANT: SEATTLE GENETICS, INC. a Delaware corporation By: /s/ Clay B. Siegall Clay B. Siegall, President & CEO Date Signed: May 9, 2011 Signature Page

LANDLORD'S ACKNOWLEDGMENT

STATE OF WASHINGTON)
) ss.
COUNTY OF KING)

I certify that I know or have satisfactory evidence that Cory A. Carlson is the person who appeared before me, and said person acknowledged that he signed this instrument, on oath stated that he was authorized to execute the instrument and acknowledged it as President of Washington Capital Management, Inc., Manager of WCM HIGHLANDS II, LLC, to be the free and voluntary act of such party for the uses and purposes mentioned in this instrument.

Dated: May 9, 2011 .

(Insert notary seal here)

/s/ Jennifer Ourada
(Signature of Notary Public)

Jennifer Ourada
(Printed Name of Notary Public)

My Appointment expires 8-20-14

TENANT'S ACKNOWLEDGMENT

STATE OF WASHINGTON)
) ss.
COUNTY OF KING)

I certify that I know or have satisfactory evidence that Clay B. Siegall is the person who appeared before me, and said person acknowledged that he/she signed this instrument, on oath stated that he/she was authorized to execute the instrument and acknowledged it as the President and CEO of SEATTLE GENETICS, INC. to be the free and voluntary act of such party for the uses and purposes mentioned in this instrument.

Dated: May 9, 2011

(Insert notary seal here)

/s/ Amy L. Olofson
(Signature of Notary Public)

Amy L. Olofson
(Printed Name of Notary Public)

My Appointment expires 10-09-14

Signature Page

34/42

35/42 EXHIBIT A L EGAL DESCRIPTION OF PROJECT TRACT 41-B OF BINDING SITE PLAN RECORDED UNDER AUDITOR’S FILE NUMBER 9804295003, SAID TRACT BEING A PORTION OF THE NORTHWEST QUARTER OF THE NORTHEAST QUARTER OF SECTION 29, TOWNSHIP 27 NORTH, RANGE 5 EAST. SITUATE IN THE COUNTY OF SNOHOMISH, STATE OF WASHINGTON. A-1

36/42 EXHIBIT B I NTENTIONALLY OMITTED B-1

37/42 EXHIBIT C W ORK LETTER [ * ] C-1

38/42 EXHIBIT D R ULES AND REGULATIONS [ * ] D-1

39/42 EXHIBIT E T ENANT’S ERISA CERTIFICATE [ * ] E-2

40/42 EXHIBIT F L IST OF EQUIPMENT TENANT IS PERMITTED TO REMOVE F-1

41/42 EXHIBIT G P ROPOSED SPACE PLAN [ * ] G-1

42/42 EXHIBIT H D ISCLOSURE OF HAZARDOUS MATERIALS [ * ] H-1